                                                                     EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION


        THIS AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made and entered into as of April 28, 1999 (the "AGREEMENT DATE") by and among MarketWatch.com, Inc., a Delaware corporation ("MARKETWATCH"); Big Dog Acquisition Corp., a Minnesota corporation that is a wholly-owned subsidiary of MarketWatch ("SUB"); BigCharts Inc., a Minnesota corporation ("CHARTS"); Philip
D. Hotchkiss; Verticality BigCharts Investment, LLC, a Delaware Limited Liability Company ("VERTICALITY"); Wyncrest Capital, Inc.; David C. Malmberg; Jamie Thingelstad; Scott Kinney; Ronny Apfel; Sholem Greenbaum and Hadar Pedhazur.

                                    RECITALS

        A. The parties intend that, subject to the terms and conditions of this Agreement, Sub will be merged with and into Charts in a reverse triangular merger, with Charts to be the surviving corporation of such merger, all pursuant to the terms and conditions of this Agreement and applicable law. The parties also intend for such merger to be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and to be treated as a "purchase" transaction for accounting purposes.

        B. Upon the effectiveness of such merger, (i) the common stock of Charts that is outstanding immediately prior to the effectiveness of the merger will be converted into shares of the common stock of MarketWatch, (ii) the employee stock options to purchase shares of Charts' common stock granted under the Charts Option Plan (as defined in Article 1 below) that are outstanding immediately prior to the effectiveness of the Merger will be assumed by MarketWatch and converted into options to purchase shares of the common stock of MarketWatch and (iii) Sub will be merged with and into Charts, all as provided in this Agreement.

        NOW, THEREFORE, in consideration of the above-recited facts and the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:

                                    ARTICLE 1
                               CERTAIN DEFINITIONS

        As used in this Agreement, the following terms will have the meanings set forth below:

        1.1     "CAPITAL CHANGES" shall have the meaning set forth in Section
2.3.

        1.2 "CHARTS ANCILLARY AGREEMENTS" means, collectively, the Escrow Agreement, the Registration Rights Agreement, each Noncompetition Agreement, each Employment Agreement, each Voting Agreement, the Articles of Merger, each certificate to be delivered by Charts or an officer or officers of Charts at the Closing pursuant to Article 9 of this Agreement, and each other agreement (other than this Agreement) which Charts is to enter into as a party thereto pursuant to this Agreement.

        1.3 "CHARTS ARTICLES" means the Articles of Incorporation of Charts in effect immediately prior to the Effective Time.


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        1.4     "CHARTS COMMON STOCK" means Charts' Common Stock, par value
$0.01 per share.

        1.5 "CHARTS DISSENTING SHARES" means any shares of any capital stock of Charts that (i) are outstanding immediately prior to the Effective Time and
(ii) with respect to which "dissenters' rights" within the meaning of Section 302A.471 of the MBCA have been duly and properly exercised and perfected in connection with the Merger in compliance with Section 302A.473 of the MBCA.

        1.6 "CHARTS OPTIONS" means options to purchase shares of Charts Common Stock granted by Charts to Charts employees under Charts' 1995 Stock Plan (the "CHARTS OPTION PLAN").

        1.7 "CHARTS OPTIONS OUTSTANDING" means the total number of shares of Charts Common Stock that are subject to or potentially issuable (without regard to vesting) under all Charts Options that are issued and outstanding immediately prior to the Effective Time.

        1.8 "CHARTS OTHER SECURITIES" means, collectively: (a) any warrant, option, right or other security (in each case other than any Charts Option or Charts Warrant) that entitles the holder thereof to purchase or otherwise acquire from Charts any shares of the capital stock of Charts (collectively, "CHARTS STOCK RIGHTS"); (b) any note, evidence of indebtedness, stock or other security issued by Charts that is convertible into or exchangeable for any shares of the capital stock of Charts or any Charts Stock Rights ("CHARTS CONVERTIBLE SECURITY"); and (c) any warrant, option, right, note, evidence of indebtedness, stock or other security that entitles the holder thereof to purchase or otherwise acquire from Charts any Charts Stock Rights or any Charts Convertible Security. The term "Charts Other Securities" does not include any Charts Options, Charts Warrants, or any securities issued or granted by any person or entity other than Charts.

        1.9 "CHARTS SHAREHOLDERS" means, collectively, those persons (each being individually referred to herein as a "CHARTS SHAREHOLDER") who, immediately prior to the Effective Time, hold the shares of Charts Common Stock that are outstanding immediately prior to the Effective Time; provided, however, that for purposes of Sections 2.4 and 7.2.1 and Article 11 of this Agreement, the term "Charts Shareholders" means only those Charts Shareholders (as defined above in this Section) who are issued shares of MarketWatch Common Stock in the Merger pursuant to Section 2.1.2 of this Agreement and excludes holders of Charts Dissenting Shares who are not issued shares of MarketWatch Common Stock in the Merger pursuant to Section 2.1.2 of this Agreement.

        1.10 "CHARTS SHAREHOLDERS' VOTE" means the meeting of Charts shareholders to be called and held by Charts in order to seek the Charts shareholders' approval of the Merger, this Agreement and the transactions contemplated by this Agreement.

        1.11 "CHARTS WEBSITE" means all websites or other sites accessed via the Internet or any other electronic network (including without limitation any cable-based network or private network), that are, in whole or in part, owned or operated by Charts, either as of the Agreement Date, the Closing Date or anytime in the past, including without limitation that certain website currently accessible at the URL address "http://www.bigcharts.com" (the "HOME CHARTS WEBSITE"); provided, however, that with respect to any such website or site that is not owned by Charts but on which Charts content is displayed, the term "Charts Website" shall mean and refer


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only to that portion of such website or site that contains the content directly or indirectly provided by Charts.

        1.12    The "CODE" means the Internal Revenue Code of 1986, as amended.

        1.13 The "COMMON STOCK AMOUNT PER SHARE" is the amount of (a) six million dollars ($6,000,000) less (i) any amount paid in respect of Charts Dissenting Shares and less (ii) any amount payable to any financial advisor set forth in Schedule 3.18 in the Charts Disclosure Letter (defined below), divided by (b) the Common Stock Equivalents Outstanding.

        1.14 The "COMMON STOCK CONVERSION NUMBER" is the number obtained by dividing (a) the MarketWatch Merger Shares by (b) the Common Stock Equivalents Outstanding.

        1.15 "COMMON STOCK EQUIVALENTS OUTSTANDING" means that number of shares of Charts Common Stock that is equal to the sum of (a) the total number of shares of Charts Common Stock that are issued and outstanding immediately prior to the Effective Time less any Charts Dissenting Shares; plus (b) the Charts Options Outstanding (as defined above); plus (c) the total number of shares of Charts Common Stock ultimately issuable upon the conversion or exchange of all Charts Warrants and Charts Other Securities that are issued and outstanding immediately prior to the Effective Time.

        1.16    "DGCL" means the Delaware General Corporation Law.

        1.17 "EFFECTIVE TIME" means the date and time on which the Merger first becomes legally effective under the laws of the State of Minnesota as a result of the filing with the Minnesota Secretary of State of Articles of Merger between Sub and Charts in substantially the form of Exhibit A (the "ARTICLES OF MERGER") and any required officers' certificates.

        1.18 "EMPLOYMENT AGREEMENT" shall mean each of those certain Employment Agreements dated of even date herewith by and among MarketWatch, Charts and each of Philip D. Hotchkiss, Scott Kinney and Jamie J. Thingelstad attached hereto as Exhibits B 1-3.

        1.19    "ESCROW AGREEMENT" shall have the meaning set forth in Section
2.4.

        1.20 "INITIAL UNLOCKED SHARES" means the shares of MarketWatch Common Stock received in the Merger by a Principal Shareholder (or subject to MarketWatch Options received in the Merger by a Principal Shareholder), which are deemed to be Unlocked Shares immediately at the Effective Time pursuant to
Section 2.6, as adjusted for any Capital Changes or any dividends or other payments made with respect to such Initial Unlocked Shares.

        1.21 "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act, as amended.

        1.22 "KNOWLEDGE," when used with reference to a party, means the collective knowledge, of those officers, directors and employees of such party.

        1.23 "MARKETWATCH ANCILLARY AGREEMENTS" means, collectively, the Registration Rights Agreement, the Escrow Agreement, each Employment Agreement, each Noncompetition


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Agreement, each certificate to be delivered by MarketWatch or an officer or officers of MarketWatch at the Closing pursuant to Article 8 of this Agreement and each agreement (other than this Agreement) which MarketWatch is to enter into as a party thereto pursuant to this Agreement.

        1.24 "MARKETWATCH COMMON STOCK" means MarketWatch's Common Stock, $0.01 par value per share.

        1.25 "MARKETWATCH CLOSING PRICE PER SHARE" means the average of the closing sale prices of MarketWatch Common Stock as quoted on the Nasdaq National Market on each of the five trading days ending on the Closing Date, as reported in the Wall Street Journal.

        1.26 "MARKETWATCH SUBSEQUENT PRICE PER SHARE" means the average of the closing sale prices of MarketWatch Common Stock as quoted on the Nasdaq National Market on each of the five trading days ending on the date of a payment for Damages pursuant to Section 11, as reported in the Wall Street Journal.

        1.27 "MARKETWATCH MERGER SHARES" means 2,175,000 shares of MarketWatch Common Stock.

        1.28 "MATERIAL ADVERSE CHANGE" when used with reference to any entity or group of entities, means a material adverse change to such entity or group of entities which would have a Material Adverse Effect other than: (a) a change arising or resulting, directly or indirectly, from general industry, economic or stock market conditions; or (b) a change that is proximately caused by the public announcement of, and the response or reaction of customers, vendors, licensors, investors or employees of such entity or group of entities to, this Agreement, the Merger or any of the transactions contemplated by this Agreement; or (c) a change arising from an act or omission of another party to this Agreement (or an affiliate of such party) and not from an act or omission of such entity or group of entities; provided, however, that with respect to MarketWatch, a reduction in the market price of MarketWatch Common Stock shall not, in and of itself, constitute a Material Adverse Change with respect to MarketWatch.

        1.29 "MATERIAL ADVERSE EFFECT" when used with reference to any entity or group of related entities, means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole.

        1.30    "MBCA" means the Minnesota Business Corporation Act.

        1.31 "MERGER" means the statutory merger of Sub with and into Charts to be effected pursuant to this Agreement.

        1.32 "NONCOMPETITION AGREEMENT" shall mean each of those certain Noncompetition Agreements dated of even date herewith by and among MarketWatch, Charts and each of Philip D. Hotchkiss, Scott Kinney and Jamie J. Thingelstad attached hereto as Exhibits C 1-3.


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        1.33    "PRINCIPAL SHAREHOLDERS" means, collectively, Philip D.
Hotchkiss, Wyncrest Capital, Inc., David C. Malmberg, Jamie Thingelstad, Scott Kinney, Ronny Apfel, Sholem Greenbaum and Hadar Pedhazur.

        1.34 "SUB ANCILLARY AGREEMENTS" means, collectively, the Articles of Merger, each certificate to be delivered by Sub or an officer or officers of Sub at the Closing pursuant to Article 8 of this Agreement and each agreement (other than this Agreement) which Sub is to enter into as a party thereto pursuant to this Agreement.

        Other capitalized terms defined elsewhere in this Agreement and not defined in this Article 1 will have the meanings assigned to such terms in this Agreement.

                                    ARTICLE 2
                             PLAN OF REORGANIZATION

        2.1 The Merger. Subject to the terms and conditions of this Agreement, Sub will be merged with and into Charts pursuant to this Agreement in accordance with applicable provisions of the laws of the State of Minnesota as follows:

                2.1.1 Conversion of Sub Stock. At the Effective Time, each share of the Common Stock of Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without the need for any further action on the part of the holder thereof, be converted into and become one (1) share of Charts Common Stock that is issued and outstanding immediately after the Effective Time, and the shares of Charts Common Stock into which the shares of Sub Common Stock are so converted in the Merger will be the only shares of capital stock of Charts that are issued and outstanding immediately after the Effective Time.

                2.1.2 Conversion of Charts Stock. At the Effective Time (subject to the provisions of Section 2.1.4 regarding the payment of cash in lieu of fractional shares of MarketWatch Common Stock and regarding the rounding of fractional cents) each share of Charts Common Stock that is issued and outstanding immediately prior to the Effective Time (other than any Charts Dissenting Shares as provided in Section 2.1.3) will, by virtue of the Merger, and without the need for any further action on the part of the holder thereof, be converted into (i) a number of shares of MarketWatch Common Stock that is equal to the Common Stock Conversion Number and (ii) the right to receive an amount equal to the Common Stock Amount Per Share;

                2.1.3 Charts Dissenting Shares. Subject to the provisions of Sections 9.8 and 9.9, Holders of Charts Dissenting Shares (if any) will be entitled to their appraisal rights under 302A.471 of the MBCA with respect to such Charts Dissenting Shares, and such Charts Dissenting Shares will not be converted into shares of MarketWatch Common Stock in the Merger; provided, however, that shares of the capital stock of Charts that are outstanding immediately prior to the Effective Time of the Merger and with respect to which dissenting shareholders' rights of appraisal under the MBCA have not been properly perfected will, when such dissenting shareholders' rights can no longer be legally exercised under the MBCA, be converted into MarketWatch Common Stock and cash as provided in Section 2.1.2.


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                2.1.4   Fractional Shares. No fractional shares of MarketWatch
Common Stock will be issued in connection with the Merger. In lieu thereof, each holder of Charts Common Stock who would otherwise be entitled to receive a fraction of a share of MarketWatch Common Stock pursuant to Section 2.1.2, computed after aggregating all shares of MarketWatch Common Stock to be received by such holder pursuant to Section 2.1.2, will instead receive from MarketWatch, within ten (10) business days after the Effective Time, an amount of cash (rounded to the nearest whole cent) equal to the product obtained by multiplying
(i) the MarketWatch Closing Price Per Share (as adjusted to reflect any Capital Change (as defined in Section 2.3 below) of MarketWatch) by (ii) the fraction of a share of MarketWatch Common Stock that such holder would otherwise be entitled to receive.

        The total number of shares of MarketWatch Common Stock to be issued in the Merger shall not exceed 2,175,000 shares (adjusted for Capital Changes) and the aggregate Common Stock Amount Per Share payable to Charts stockholders shall not exceed six million dollars ($6,000,000).

        2.2 Assumption of Charts Options and Charts Warrants; Charts Other Securities.

                2.2.1 Charts Options. Each Charts Option that is outstanding immediately prior to the Effective Time will, by virtue of the Merger and at the Effective Time and without the need for any further action on the part of any holder thereof, be assumed by MarketWatch and converted into an option (a "MARKETWATCH OPTION") to purchase that number of shares of MarketWatch Common Stock determined by multiplying the number of shares of Charts Common Stock that are subject to such Charts Option immediately prior to the Effective Time by the Common Stock Conversion Number, at an exercise price per share of MarketWatch Common Stock equal to the exercise price per share of Charts Common Stock that was in effect for such Charts Option immediately prior to the Effective Time divided by the Common Stock Conversion Number, with the resulting exercise price being rounded up to the nearest whole cent; provided, however, that if the foregoing calculation would result in an assumed and converted Charts Option being converted into an MarketWatch Option that, after aggregating all the shares of MarketWatch Common Stock issuable upon the exercise of such MarketWatch Option, would be exercisable for a fraction of a share of MarketWatch Common Stock, then the number of shares of MarketWatch Common Stock subject to such MarketWatch Option will be rounded to the nearest whole number of shares of MarketWatch Common Stock. The terms, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code (if applicable) or as a nonqualified stock option, and all other terms and conditions of each Charts Option (including without limitation the provisions of the Charts Option Plan that contains part of the terms and conditions of such Charts Option) that is converted into an MarketWatch Option in the Merger will (except as otherwise expressly provided in the terms of such Charts Options), to the extent permitted by law and otherwise reasonably practicable, be unchanged and continue in effect after the Effective Time of the Merger. To the extent that the terms of a Charts Option provide that the pre-Merger employment service of the holder of such Charts Option with Charts is credited to such holder for purposes of applying any vesting schedule contained in such Charts Option, such holder's pre-Merger employment service with Charts will also be credited to such holder for purposes of applying any vesting schedule contained in the MarketWatch Option issued to such holder upon the conversion of such Charts Option in the Merger in order to determine the number of shares of MarketWatch Common Stock that are exercisable under such MarketWatch Option at any point in


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time. This Section 2.2.1 is intended to meet the requirements of Section 424(a)
of the Code and shall be interpreted consistent with such intent.

        A Charts Option which is converted into a MarketWatch Option pursuant to the provisions of this Section 2.2.1 shall become immediately exercisable, subject to the provisions of Section 2.6.3, in the event that the employment of such holder by MarketWatch or Charts is terminated for other than "Cause" or if such holder terminates his or her employment for "Good Reason" or upon a "Change of Control." For purposes of this Agreement: CAUSE means:

                (a) Willful and repeated failure by such employee to carry out the lawful instructions of the Board of Directors after being notified of such failure, other than a failure resulting from his complete or partial incapacity due to physical or mental illness or impairment;

                (b) Indictment or a violation of a federal or state law or regulation which indictment or violation is for a crime which is a felony under federal or state law, or any violation of state or federal securities laws involving securities of MarketWatch which would result in a civil penalty being imposed by the U.S. Securities and Exchange Commission or similar state securities law authority; or

                (c) An act of personal dishonesty that would result in employee's personal enrichment at the expense of MarketWatch or Charts;

        GOOD REASON means (i) any reduction in such employee's base salary from the base salary then in effect as of March 31, 1999 or (ii) a relocation of such employee's principal place of employment more than 50 miles from Minneapolis, Minnesota without such holder's consent; and

        CHANGE OF CONTROL means:

                (x) the sale, lease, conveyance, liquidation or other disposition of all or substantially all of Charts' or MarketWatch's assets as an entirety or substantially as an entirety to any person, entity or group of persons acting in concert other than (i) to any affiliates of Charts or MarketWatch, including, without limitation, Data Broadcasting Corporation ("DBC"), CBS, Inc. ("CBS") or any of their affiliates, (ii) in the ordinary course of business; or

                (y) any transaction or series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in any Person (as defined in
                        Section 13(h)(8)(E) under the Securities Exchange Act of
                        1934) other than MarketWatch or Sub becoming the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the aggregate voting power of all classes of common equity securities of Charts or MarketWatch, except if such Person is (A) a subsidiary of Charts or MarketWatch, (B) an employee stock ownership plan for employees of Charts or MarketWatch, (C) a company formed to


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                        hold Charts' or MarketWatch's common equity securities
                        and whose shareholders constituted, at the time such company became such holding company, substantially all the equity owners or shareholders of Charts or MarketWatch, or (D) DBC, CBS and/or any of their affiliates.

                2.2.2 Charts Warrants. Each warrant to purchase shares of Charts capital stock (a "CHARTS WARRANT") that is outstanding immediately prior to the Effective Time will, by virtue of the Merger and at the Effective Time and without the need for any further action on the part of any holder thereof, be assumed by MarketWatch and converted into a warrant (a "MARKETWATCH WARRANT") to purchase that number of shares of MarketWatch Common Stock determined by multiplying the number of shares of Charts Common Stock that are subject to such Charts Warrant immediately prior to the Effective Time by the Common Stock Conversion Number, at an exercise price per share of MarketWatch Common Stock equal to the exercise price per share of Charts Common Stock that was in effect for such Charts Warrant immediately prior to the Effective Time divided by the Common Stock Conversion Number. If the foregoing calculation results in a MarketWatch Warrant being exercisable for a fraction of a share of MarketWatch Common Stock, then the number of shares of MarketWatch Common Stock subject to such MarketWatch Warrant shall be rounded down to the nearest whole number with no cash being payable for such fractional share. If a MarketWatch Warrant is exercisable for a per share exercise price that includes a fraction of a cent, the exercise price shall be rounded down to the nearest whole cent. All terms and conditions of each Charts Warrant that is converted into a MarketWatch Warrant in the Merger will, to the extent permitted by law and otherwise reasonably practicable, be unchanged and continue in effect after the Effective Time of the Merger.

                2.2.3 Charts Other Securities. Prior to the Merger, Charts will cause all outstanding Charts Other Securities, if any, to have been validly terminated or exercised in full and thereby converted into shares of Charts Common Stock in accordance with their current terms and conditions, so that no Charts Other Securities will be outstanding immediately prior to the Effective Time.

        2.3 Adjustments for Capital Changes. Notwithstanding the provisions of Section 2.1 or Section 2.2, if at any time after the Agreement Date and prior to the Effective Time, MarketWatch recapitalizes, either through a subdivision (or stock split) of any of its outstanding shares of MarketWatch Common Stock into a greater number of such shares, or a combination (or reverse stock split) of any of its outstanding shares of MarketWatch Common Stock into a lesser number of such shares, or reorganizes, reclassifies or otherwise changes its outstanding shares of MarketWatch Common Stock into the same or a different number of shares of other classes or series of MarketWatch stock (other than through a subdivision or combination of shares provided for in the preceding clause), or declares a dividend on its outstanding shares that is payable in shares of MarketWatch Common Stock or in shares or securities convertible into, or exercisable or exchangeable for, shares of MarketWatch Common Stock without the payment of any consideration therefor (each, a "CAPITAL CHANGE"), then the number of shares of MarketWatch Common Stock into which each outstanding share of Charts Common Stock is converted in the Merger, the number of shares of MarketWatch Common Stock issuable under, and the exercise price per share of MarketWatch Common Stock of each MarketWatch Option and MarketWatch Warrant issued in the Merger under Section 2.2, will each be proportionally and equitably adjusted to reflect such Capital Change.


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        2.4     Escrow.

                2.4.1 Escrow of Shares for Indemnification; Escrow Agreement. At the Closing of the Merger, MarketWatch will withhold from the shares of MarketWatch Common Stock to be issued to Charts Shareholders in the Merger pursuant to Section 2.1.2, a number of such shares of MarketWatch Common Stock that is equal to ten percent (10%) of the MarketWatch Merger Shares, and the number of such shares withheld from each Charts Shareholder shall be rounded down to the nearest whole number of such shares (such withheld shares of MarketWatch Common Stock being hereinafter referred to as the "ESCROW SHARES") and will deliver certificates representing such Escrow Shares to State Street Bank and Trust Company, N.A. or a similar institution reasonably acceptable to Charts, as escrow agent (the "ESCROW AGENT"), and the Charts Shareholders will deliver to the Escrow Agent related stock transfer powers executed by the applicable Charts Shareholders (with medallion signature guarantees if requested by the Escrow Agent), to be held by the Escrow Agent as security for the Charts Shareholders' indemnification obligations under Article 11 and pursuant to the provisions of an escrow agreement in substantially the form of Exhibit D (the "ESCROW AGREEMENT") to be entered into at the Closing by MarketWatch, the Escrow Agent, and the Escrow Representative (as defined below). The Escrow Shares will be withheld from each Charts Shareholder pro rata in the same proportion as the total number of shares of MarketWatch Common Stock issuable to such Charts Shareholder under Section 2.1.2 bears to the total number of shares of MarketWatch Common Stock issued to all Charts Shareholders under Section 2.1.2. The Escrow Shares will be represented by stock certificates issued in the names of each of the Charts Shareholders in proportion to their respective interests in the Escrow Shares and will be held by the Escrow Agent during that time period commencing on the Effective Time and ending on the first (1st) anniversary of the Effective Time or on such later date as may be provided in the Escrow Agreement (such time period being hereafter called the "ESCROW PERIOD").

                2.4.2 Effect of Charts Shareholder Approval Regarding Escrow Shares; Escrow Representative. By their approval of the Merger, the Charts Shareholders will be conclusively deemed to have consented to, approved and agreed to be bound by: (i) the indemnification provisions of Article 11; (ii) the Escrow Agreement; (iii) the appointment of Philip D. Hotchkiss as the representative of Charts Shareholders (the "ESCROW REPRESENTATIVE") under the Escrow Agreement and as the attorney-in-fact and agent for and on behalf of each Charts Shareholder as provided in the Escrow Agreement; and (iv) the taking by the Escrow Representative of any and all actions and the making of any decisions required or permitted to be taken by the Escrow Representative under this Agreement and/or the Escrow Agreement, including, without limitation, the exercise of the power to: (a) authorize delivery to MarketWatch of Escrow Shares in satisfaction of indemnity claims by MarketWatch or any other Indemnified Person (as defined herein) pursuant to Article 11 and/or the Escrow Agreement;
(b) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims; (c) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Article 11; and (d) take all actions necessary in the judgment of the Escrow Representative for the accomplishment of the foregoing. The Escrow Representative will have authority and power to act on behalf of each Charts Shareholder with respect to the Escrow Agreement and the disposition, settlement or other handling of all claims under Article 11 hereof or governed by the Escrow Agreement, and all rights or obligations arising


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
under the Escrow Agreement so long as all Charts Shareholders are treated in the same manner. The Charts Shareholders will be bound by all actions taken and documents executed by the Escrow Representative in connection with the Escrow Agreement, and MarketWatch will be entitled to rely on any action or decision of the Escrow Representative. In performing the functions specified in this Agreement and the Escrow Agreement, the Escrow Representative will not be liable to any Charts Shareholder in the absence of gross negligence or willful misconduct on the part of the Escrow Representative. Any out-of-pocket costs and expenses reasonably incurred by the Escrow Representative in connection with actions taken by the Escrow Representative pursuant to the terms of the Escrow Agreement (including without limitation the hiring of legal counsel and the incurring of legal fees and costs) will be paid by the Charts Shareholders to the Escrow Representative pro rata in proportion to their respective percentage interests in the Escrow Shares.

        2.5     Effects of the Merger. At and upon the Effective Time of the
Merger:

                (a) the separate existence of Sub will cease and Sub will be merged with and into Charts, and Charts will be the surviving corporation of the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION") pursuant to the terms of this Agreement, the Agreement of Merger and the Articles of Merger;

                (b) the Articles of Incorporation of Charts will be the Articles of Incorporation of the Surviving Corporation immediately after the Effective Time;

                (c) the Bylaws of Charts will be the Bylaws of the Surviving Corporation immediately after the Effective Time;

                (d) each share of Charts Common Stock that is issued and outstanding immediately prior to the Effective Time will be converted into MarketWatch Common Stock as provided in Section 2.1.2 and the right to receive the Common Stock Amount Per Share, and each Charts Option that is outstanding immediately prior to the Effective Time, will be converted into a MarketWatch Option, in each case, as provided in this Article 2;

                (e) each share of Sub Common Stock that is outstanding immediately prior to the Effective Time will be converted into one (1) share of Charts Common Stock as provided in Section 2.1.1;

                (f) the officers of the Surviving Corporation immediately after the Effective Time will be the individuals who are officers of Sub immediately prior to the Effective Time.

                (g) the members of the Board of Directors of the Surviving Corporation immediately after the Effective Time will be the individuals who are the members of the Board of Directors of Sub immediately prior to the Effective Time; and

                (h) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

        2.6     Private Placement of MarketWatch Common Stock.

                2.6.1 Securities Laws Issues. MarketWatch shall issue the shares of MarketWatch Common Stock to be issued to the Charts Shareholders in the Merger pursuant to Section 2.1.2 pursuant to an exemption or exemptions from registration under Section 4(2) of the 1933 Act and/or Regulation D promulgated under the 1933 Act, the exemption from the "blue sky" laws qualification under Minnesota Statutes Section 80A.15, subd. 2(h) and exemptions from the qualification or registration requirements of all other applicable state "blue sky" securities laws. Charts and MarketWatch shall jointly prepare an information statement or proxy statement (which must be acceptable to MarketWatch) to be provided to Charts' shareholders in connection with the consideration of the approval of the Merger by Charts' shareholders and the offering and issuance of shares of MarketWatch Common Stock to Charts' shareholders in the Merger (the "INFORMATION STATEMENT"). MarketWatch and Charts shall comply with all applicable provisions of, and rules under, the 1933 Act in connection with offering and issuance of shares of MarketWatch common stock in the Merger. As a condition precedent to receiving any share certificates for shares of MarketWatch Common Stock issued in the Merger as contemplated by
Article 7 and Article 9, each Charts Shareholder shall execute and deliver to MarketWatch an Investment Representation Letter in the form and substance of Exhibit E attached hereto (the "INVESTMENT REPRESENTATION LETTER") as well as a Purchaser Questionnaire in the form and substance of Exhibit F attached hereto (the "PURCHASER QUESTIONNAIRE").

                2.6.2 Registration Rights. At the Closing, MarketWatch and each Charts Shareholder who receives shares of MarketWatch Common Stock in the Merger pursuant to Section 2.1.2 will also enter into a Registration Rights Agreement with MarketWatch in substantially the form of Exhibit G attached hereto (the "REGISTRATION RIGHTS AGREEMENT"), under which each Charts Shareholder who executes and delivers such Registration Rights Agreement will be granted certain registration rights under the 1933 Act, solely with respect to shares of MarketWatch Common Stock issued under Section 2.1.2 of this Agreement, on the terms, and subject to the conditions and limitations, of such Registration Rights Agreement.

                2.6.3   Lockup of Merger Shares; Market Standoff.

                        (a) Each Principal Shareholder hereby agrees that it shall not pledge, sell, assign or otherwise transfer, including by operation of law or otherwise, or dispose of any Locked Shares. Shares of MarketWatch Common Stock received in the Merger that are locked pursuant to the schedule set forth herein are "LOCKED SHARES." Shares of MarketWatch Common Stock received in the Merger that are unlocked pursuant to the schedule set forth herein are "UNLOCKED SHARES." At the Effective Time, all shares of MarketWatch Common Stock received by a Charts Shareholder will be Locked Shares.

                                (i)     with respect to each Charts Employee
        Shareholder who is not a Principal Shareholder, ten percent (10%) of the shares of MarketWatch Common Stock received in the Merger (based upon such Charts Shareholder's stock and stock option or warrant ownership set forth in Schedules 3.4.1 and 3.4.2, and as adjusted for Capital Changes) by such Charts Employee Shareholder will be Unlocked Shares immediately at the Effective Time, one-half (1/2) of the remaining shares of MarketWatch Common Stock received in the Merger (based upon such Charts Shareholder's stock and stock option or warrant ownership set forth in Schedules 3.4.1 and 3.4.2, and as adjusted for Capital Changes) by such Charts Employee Shareholder will become Unlocked Shares on the first

        (1st) year anniversary of the Closing Date, and all shares of MarketWatch Common Stock received in the Merger by such Charts Employee Shareholder will become Unlocked Shares on the second (2nd) year anniversary of the Closing Date.

                                (ii)    with respect to each Charts Employee
        Shareholder who is a Principal Shareholder, ten percent (10%) of the shares of MarketWatch Common Stock received in the Merger (based upon such Charts Shareholder's stock and stock option or warrant ownership set forth in Schedules 3.4.1 and 3.4.2, and as adjusted for Capital Changes) by such Charts Employee Shareholder who is Principal Shareholder will be Unlocked Shares immediately at the Effective Time, and on each one year anniversary of the Closing Date, one-third (1/3rd) of the remaining shares of MarketWatch Common Stock received in the Merger (based upon such Charts Shareholder's stock and stock option or warrant ownership set forth in Schedules 3.4.1 and 3.4.2, and as adjusted for Capital Changes) by such Charts Employee Shareholder who is a Principal Shareholder will become Unlocked Shares.

                                (iii) with respect to each Charts Non-Employee Shareholder, ten percent (10%) of the shares of MarketWatch Common Stock received in the Merger (based upon such Charts Shareholder's stock and stock option or warrant ownership set forth in Schedules 3.4.1 and 3.4.2, and as adjusted for Capital Changes) by such Charts Non-Employee Shareholder will be Unlocked Shares immediately at the Effective Time, one-third (1/3rd) of the remaining shares of MarketWatch Common Stock received in the Merger (based upon such Charts Shareholder's stock and stock option or warrant ownership set forth in Schedules 3.4.1 and 3.4.2, and as adjusted for Capital Changes) by such Charts Non-Employee Shareholder will become Unlocked Shares on each of the 180-day, 270-day and one year anniversary of the Closing Date. If the application of the foregoing percentages causes a fractional share, such share shall be rounded up to the nearest whole share. As used herein, a "CHARTS EMPLOYEE SHAREHOLDER" means a Charts Shareholder that is an employee of Charts on the Closing Date, it being understood that a Charts Shareholder who is only a director of BigCharts and not otherwise employed by BigCharts shall not be a Charts Employee Shareholder, and a "CHARTS NON-EMPLOYEE SHAREHOLDER") means a Charts Shareholder that is not an employee of Charts on the Closing Date.

                        (b) Shares subject to a MarketWatch Option or a MarketWatch Warrant shall be subject to the provisions of this Section 2.6 and such shares shall be included in the number of shares of MarketWatch Common Stock received in the Merger for the purposes of calculating Locked Shares and Unlocked Shares.

                        (c) Notwithstanding anything to the contrary in subsection (a) above, each Charts Shareholder hereby agrees that it shall not sell or otherwise transfer or dispose of any shares of MarketWatch Common Stock received in the Merger or other shares of stock of MarketWatch then owned by such Charts Shareholder (other than to donees or partners of the such Charts Shareholder who agree to be similarly bound) for up to ninety (90) days following the effective date of any registration statement of MarketWatch filed under the 1933 Act with respect to an underwritten public offering of its securities excluding shares included in such registration.

                        (d) In order to enforce the foregoing covenant, MarketWatch shall place restrictive legends on the certificates representing the Merger Shares and have the right to impose stop transfer instructions with respect to the Merger Shares and such other shares of stock of each Charts Shareholder (and the shares or securities of every other person subject to the foregoing restriction).

        2.7 Tax-Free Reorganization. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a) of the Code. However, neither Charts nor MarketWatch makes any representation or warranty to the other or to any holder of Charts securities regarding the tax treatment of the Merger or whether the Merger will qualify as a tax-free plan of reorganization under the Code. Charts and MarketWatch each acknowledges that it is relying on its own tax advisors in connection with the Merger and the other transactions contemplated by this Agreement. MarketWatch and Charts each agree not to knowingly take any action on or prior to the Effective Time with the intent of causing the Merger not to qualify as a reorganization under Section 368(a) of the Code.

        2.8 Further Assurances. If, at any time before or after the Effective Time, MarketWatch believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then MarketWatch, the Surviving Corporation and their respective officers and directors may execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement, in the name of Charts or otherwise.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF CHARTS

        Each of Charts and the Principal Shareholders represents and warrants to MarketWatch that, except as set forth in the letter addressed to MarketWatch from Charts and dated as of the Agreement Date (including all schedules thereto) which has been delivered by Charts to MarketWatch concurrently with the parties' execution of this Agreement (the "CHARTS DISCLOSURE LETTER"), each of the following representations, warranties and statements in this Article 3 is true and correct as of the Agreement Date (and for all purposes of this Agreement (including without limitation Articles 9 and 11), the statements contained in the Charts Disclosure Letter and its schedules shall also be deemed to be representations and warranties made and given by Charts and the Principal Shareholders under Article 3 of this Agreement):

        3.1 Organization and Good Standing. Charts is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Charts has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to transact business, and is in good standing, in each jurisdiction in which its failure to be so qualified would have a Material Adverse Effect on Charts. Charts has delivered to MarketWatch true and correct copies of the currently effective Articles of Incorporation and Bylaws or other charter documents, as applicable, of

Charts, each as amended to date. Charts is not in violation of its Articles of Incorporation, Bylaws or other charter documents.

        3.2 Subsidiaries. Except as expressly disclosed in Schedule 3.2 of the Charts Disclosure Letter, Charts does not have any subsidiary or any equity or ownership interest, whether direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity.

        3.3     Power, Authorization and Validity.

                3.3.1 Power and Authority. Each of Charts, each Principal Shareholder who is not an individual and Verticality, has all requisite corporate or other power and authority to enter into, execute, deliver, and perform its obligations under, this Agreement and all Charts Ancillary Agreements, and (subject to the approval of this Agreement and the Merger by Charts' shareholders) to consummate the Merger. The execution, delivery and performance by Charts and the Charts Shareholders who are not individuals of this Agreement and each of the Charts Ancillary Agreements have been duly and validly approved and authorized by all necessary corporate or other action on the part of Charts' and the Charts Shareholders' Board of Directors or similar governing body in compliance with applicable law (including without limitation the MBCA) and Charts' Articles of Incorporation and Bylaws, each as amended.

                3.3.2 No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority (each, a "GOVERNMENTAL AUTHORITY"), or any other person or entity, governmental or otherwise, is necessary or required to be made or obtained by Charts, the Principal Shareholders or Verticality to enable Charts, the Principal Shareholders or Verticality, as the case may be, to lawfully execute and deliver, enter into, and to perform its obligations under, this Agreement and each of the Charts Ancillary Agreements or to consummate the Merger, except for:
(a) the approval of this Agreement and the Merger by the shareholders of Charts in compliance with the requirements of applicable law (including without limitation the MBCA) and Charts' Articles of Incorporation and Bylaws, each as amended; and (b) the filing of the Articles of Merger with the Minnesota Secretary of State and any such further documents as may be required under the MBCA to effect the Merger.

                3.3.3 Enforceability. This Agreement and each of the Charts Ancillary Agreements are, or when executed by Charts, the Principal Shareholders or Verticality, as the case may be, will be, valid and binding obligations of Charts, the Principal Shareholders or Verticality, as the case may be, enforceable against Charts, the Principal Shareholders and Verticality, the other Charts Shareholders and holders of Charts Options and Charts Warrants in accordance with their respective terms, subject only to the effect of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

        3.4     Capitalization of Charts.

                3.4.1 Stock. The authorized capital stock of Charts consists entirely of: (i) 10,000,000 shares of Common Stock, no par value, of which a total of 4,146,878 shares are issued and outstanding and (ii) 3,000,000 shares of Preferred Stock, no par value, all of which are undesignated and unissued; and except as expressly described above in this Section 3.4.1, no other shares of any capital stock of Charts are authorized, issued or outstanding. No fractional shares of Charts Common Stock are issued or outstanding and Charts holds no treasury shares.

                As of the Closing Date, there will have been no change in the authorized and outstanding capital stock of Charts as represented in the foregoing sentences of this Section 3.4.1, other than the following changes if made in compliance with this Agreement: the issuance of shares of Charts Common Stock pursuant to the exercise of Charts Options represented as being outstanding on the Agreement Date in Section 3.4.2 or pursuant to the exercise or conversion of any Charts Other Securities represented as being outstanding on the Agreement Date in Section 3.4.2.

                All issued and outstanding shares of Charts' capital stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any claim, lien, preemptive right, right of first refusal, co-sale right, right of first offer or right of rescission, and have been offered, issued, sold and delivered by Charts in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable federal and state securities laws. A list of all of the record holders of Charts' outstanding capital stock, and the total number of shares of Charts Common Stock owned by each such holder is set forth in Schedule 3.4.1 to the Charts Disclosure Letter. No shareholder of Charts owes Charts any money or other consideration representing any part of the purchase price of any outstanding shares of Charts' capital stock, including without limitation any money due under a promissory note payable to Charts. Charts has no liability to any shareholder for any dividends that have been declared or accrued.

        All shares of Charts Common Stock held by the Charts Shareholders are owned of record by the Charts Shareholders, each Principal Shareholder and Verticality, and to the knowledge of Charts each Charts Shareholder which is not a Principal Shareholder or Verticality, has good and marketable title to shares of Charts Common Stock owned by such Principal Shareholder, Verticality or Charts Shareholder, as the case may be, and Charts has not received any notice that any Charts Shareholder which is not a Principal Shareholder or Verticality does not hold the Charts Common Stock reflected as being held by him, her or it on Schedule 3.4.1 to the Charts Disclosure Letter, free and clear of all liens, claims and encumbrances, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever.

                3.4.2 Options, Warrants or Rights. Except for (a) Charts Options to purchase an aggregate total of 1,547,986 shares of Charts Common Stock that are outstanding on the Agreement Date (all of which Charts Options were granted under the Charts Option Plan) and (b) Charts Other Securities disclosed in Schedule 3.4.2, there are no options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) from Charts any shares of Charts' authorized but unissued capital stock or any securities convertible into or exchangeable for any shares of Charts' capital stock or obligating Charts to grant, issue, extend, or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement. No person or entity holds, or has any option, warrant or other right to acquire, any issued and outstanding shares of the capital stock of Charts from any Principal Shareholder, or to the knowledge of Charts, any holder of shares of the capital stock of Charts.

                A total of 1,500,000 shares of Charts Common Stock are reserved for issuance under the Charts Option Plan. As of the Agreement Date, a total of 1,547,986 shares of Charts Common Stock are potentially issuable upon the exercise of all options granted under the Charts Option Plan that are outstanding on the Agreement Date. Attached as Schedule 3.4.2 to the Charts Disclosure Letter is (i) a true and complete list of all holders of all Charts Options that are outstanding on the Agreement Date, the number of Charts Options held by each such holder, the exercise price and vesting schedule of each Charts Option held by each such person, and the name of the Charts option plan under which each such option was granted, and (ii) a true and complete list of all holders of all Charts Other Securities (other than holders of Charts Options), if any, that are outstanding on the Agreement Date, the number, class and series of the shares subject to each such Charts Other Security held by each such holder, the exercise or conversion price and (if applicable) vesting schedule of each Charts Other Security. The Charts Option Plan and any change in (a) the number of shares reserved under the Charts Option Plan or (b) the eligible participants under the Charts Option Plan have each been duly and validly approved by Charts' Board of Directors and by Charts' shareholders, and with respect to the Charts Option Plan (or any such change) such shareholder approval was obtained within one (1) year of the date on which the Charts Option Plan (or such change) was approved by Charts' Board of Directors.

                3.4.3 No Voting Arrangements or Registration Rights. There are no voting agreements, voting trusts, proxies, preemptive rights, rights of first refusal, rights of first offer or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Charts' outstanding stock or other securities or to the conversion of any shares of Charts' capital stock in the Merger pursuant to any agreement or obligation to which Charts, Verticality or a Principal Shareholder is a party or is bound except for the Voting Agreements (and related Irrevocable Proxies referred to in Section 3.22). Charts is not aware of any other similar agreement or obligation binding on or affecting Charts Shareholders who are not Principal Shareholders or Verticality. Charts is not under any obligation to register under the 1933 Act any of its presently outstanding shares of stock or other securities or any stock or other securities that may be subsequently issued.

        3.5 No Conflict. Neither the negotiation, execution and delivery of this Agreement or any of the Charts Ancillary Agreements by Charts, Verticality or the Principal Shareholders, nor the consummation of the Merger or the performance by Charts, Verticality or the Principal Shareholders of its or their obligations under this Agreement or any Charts Ancillary Agreement, has or will (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (i) any provision of the Articles of Incorporation or Bylaws or other charter documents (including, without limitation, any limited liability company agreement) of Charts, Verticality or the Principal Shareholders, as currently in effect; or (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Charts, Verticality or the Principal Shareholders or any of their respective assets or properties. Neither the negotiation, execution and delivery of this Agreement or any of the Charts Ancillary Agreements by Charts, Verticality or the Principal Shareholders, nor the consummation of the Merger or the performance by Charts, Verticality or the Principal Shareholders of its or their obligations under this Agreement or any Charts Ancillary Agreement, has or will (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of any instrument, agreement, contract, undertaking, understanding, letter of intent, memorandum of understanding or commitment (whether verbal or in writing) or confidentiality agreement to which Charts, Verticality or the Principal Shareholders is a party or by which Charts, Verticality or the Principal Shareholders or any of their respective assets or properties are bound, which termination, breach, impairment or violation: (i) would have a Material Adverse Effect on Charts; or (ii) prevent the consummation of the transactions contemplated by this Agreement. Neither Charts', Verticality's or the Principal Shareholders' entering into this Agreement nor the consummation of the Merger will give rise to, or trigger the application of, any rights of any third party related to Charts' or the Principal Shareholders' actions or arising under an agreement to which Charts or any Principal Shareholder is a party or is bound that would come into effect upon the effectiveness of the Merger and would
(i) be adverse to the financial condition or business interests of Charts or
(ii) impair the value of any of Charts' assets or properties in any material respect. The consummation of the Merger by Charts or the Principal Shareholders will not require the consent, release, waiver or approval of any third party (other than any consent, release, waiver or approval that is set forth in clauses (a) through (d) of Section 3.3.2).

        3.6 Litigation. There is no action, claim, suit, arbitration, mediation, proceeding, claim or investigation pending against Charts or against any officer, director, or to the best of Charts' knowledge, any employee of Charts in their capacity as such or relating to their employment, services or relationship with Charts, before any court, administrative agency or arbitrator, nor, to the best of Charts' knowledge, has any such action, suit, proceeding, arbitration, mediation, claim or investigation been threatened. There is no judgment, decree, injunction, rule or order of any governmental entity or agency, court or arbitrator outstanding against Charts. Charts is not aware of any facts that would form a basis of a claim against Charts or MarketWatch based upon: (a) Charts', Verticality's or the Principal Shareholders' negotiating or entering into this Agreement or any Charts Ancillary Agreement or consummating the Merger or any of the transactions contemplated by this Agreement or any Charts Ancillary Agreement; (b) any confidentiality or similar agreement entered into by Charts; (c) any claim that Charts has agreed to sell or dispose all or any substantial portion of its assets or business to any party other than MarketWatch, whether by way of merger, consolidation, sale of assets or otherwise; (d) any wrongful failure by Charts to issue any of its stock or other securities to any party; (e) ownership or rights to ownership of any shares of Charts Common Stock, Charts Options or Charts Other Securities; (f) any rights as a shareholder of Charts, including any option or preemptive rights or rights to notice or to vote; or (g) any rights under any agreement among Charts and its shareholders.

        3.7     Taxes.

                3.7.1 Charts has timely filed all federal, state, local and foreign tax returns required to be filed, has timely paid all taxes required to be paid in respect of all periods for which returns have been filed, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by its most recent applicable tax returns (which accrual or reserve as of the Balance Sheet Date (as defined in Section 3.8 below) is fully reflected on the Balance Sheet (as defined in Section 3.8 below) and in any more recent balance sheet of Charts provided by Charts to MarketWatch on or before the Agreement Date), has made all necessary estimated tax payments, and has no material liability for taxes in excess of the amount so paid or accruals or reserves so established. Charts is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed against Charts, or any of the officers, employees or agents of Charts in their capacity as such. Charts has not received any notification that any material issues have been raised by (or are currently pending) before the Internal Revenue Service or any other taxing authority (including but not limited to any sales or use tax authority) regarding Charts and no tax return of Charts has ever been audited by the Internal Revenue Service or any state or local taxing agency or authority. No tax liens have been filed against any assets of Charts. Charts has not filed any election under Section 341(f) of the Code. Charts has withheld with respect to each of its employees and, to Charts' knowledge, independent contractors, all taxes, including but not limited to federal and state income taxes, FICA, Medicare, FUTA and other taxes, required to be withheld, and paid such withheld amounts to the appropriate tax authority within the time prescribed by law.

                3.7.2 For the purposes of this Section, the terms "TAX" and "TAXES" include all federal, state, local and foreign income, alternative or add-on minimum income, gains, franchise, excise, property, property transfer, sales, use, employment, license, payroll (including without limitation any income taxes or other taxes or required withholdings on income or receipts of employees or others that are required to be withheld and paid by Charts), ad valorem, documentary, stamp, withholding, occupation, recording, value added or transfer taxes, governmental charges, fees, customs duties, levies or assessments (whether payable directly or by withholding), and, with respect to any such taxes, any estimated tax, interest, fines and penalties or additions to tax and interest on such fines, penalties and additions to tax.



        3.8     Charts Financial Statements.

                (a)     Schedule 3.8 to the Charts Disclosure Letter includes
(i) Charts' audited balance sheet as of December 31, 1998, and Charts' audited statement of operations, statement of cash flows and statement of changes in shareholders' equity for the year ended December 31, 1998, and (ii) Charts' unaudited balance sheet as of March 31, 1999 (the "BALANCE SHEET", and such date, the "BALANCE SHEET DATE"), and Charts' unaudited statements of operations for the three (3) month period ended March 31, 1999 (all such financial statements of Charts and the notes thereto are hereinafter collectively referred to as the "CHARTS FINANCIAL STATEMENTS"). The Charts Financial Statements (a) are derived from and in accordance with the books and records of Charts, (b) fairly present the financial condition of Charts at the dates therein indicated and the results of operations for the periods therein specified and (c) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods except (solely with respect to any unaudited financial statements included in the Charts Financial Statements) for the absence of notes to such unaudited financial statements and except that Charts' unaudited financial statements are subject to normal and recurring year-end audit adjustments. Charts has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for (i) those shown on the Balance Sheet, and (ii) those that have been incurred after the Balance Sheet Date in the ordinary course of Charts' business, and (iii) those that have been incurred after the Balance Sheet Date that are not material in amount, either individually or collectively. To Charts' knowledge, all reserves established by Charts and set forth in or reflected in the Balance Sheet (including, but not limited to, reserves for any material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975)) were reasonably adequate as of the Balance Sheet Date. On the Closing Date, Charts current assets shall exceed its current liabilities.

                (b) Charts is not engaged in manufacturing (within the meaning of the HSR Act) and Charts' Total Assets (as defined below) (i) were less than Ten Million Dollars ($10,000,000) on the Balance Sheet and on the date of the last regularly prepared balance sheet of Charts prepared on or prior to the Agreement Date (the "LAST DATE") and (ii) will not equal or exceed Ten Million Dollars ($10,000,000) at any time during the time period commencing on the Last Date and ending on the earlier to occur of (a) the Effective Time or
(b) the date on which this Agreement is terminated in accordance with the provisions of Article 10. As used herein, the term "CHARTS' TOTAL ASSETS" means Charts' total assets as determined in accordance with generally accepted accounting principles applied on a basis consistent with prior periods.

        3.9 Title to Properties. Charts has good and marketable title to all of its assets and properties (including but not limited to those shown on the Balance Sheet), free and clear of all mortgages, deeds of trust, security interests, pledges, liens, title retention devices, collateral assignments, claims, charges, restrictions or other encumbrances of any kind other than (i) liens for current taxes that are not yet due and payable, (ii) statutory mechanics', materialmens' and similar liens imposed by operation of law for obligations incurred by Charts in the ordinary course of its business that are not material in amount and are not currently due and payable. The machinery, vehicles, equipment (including without limitation computers and web servers) and other tangible personal property owned or leased by Charts or used in its business, considered collectively, are in reasonably good condition and repair, normal wear and tear excepted. Any real or personal property held by Charts is held by Charts under a currently effective written lease and Charts is not in breach of such lease and it has no knowledge that the lessor is in breach of such lease. Such leases afford peaceful and undisturbed leasehold possession of the real or personal property that is the subject of the lease. Charts is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, which violation would have a Material Adverse Effect on Charts nor has Charts received any written notice from any Governmental Authority of any violation of law with which it has not complied which violation would have a Material Adverse Effect on Charts. Charts owns no real property.

        3.10 Absence of Certain Changes. Since the Balance Sheet Date, there has not been with respect to Charts any:

                (a)     Material Adverse Change in Charts;

                (b) amendment to, or change in, the Articles of Incorporation or Bylaws of Charts;

                (c) incurrence, creation or assumption by Charts of (i) any mortgage, deed of trust, security interest, pledge, title retention device or collateral assignment, (ii) any claim, lien, charge, restriction or other encumbrance of any kind on any of the assets or properties of Charts any obligation or liability other than customer licenses and other obligations or liabilities incurred in the ordinary course of Charts' business, or (iii) any indebtedness for borrowed money in excess of $10,000;

                (d) offer, issuance or sale of any debt or equity securities of Charts, or any options, warrants or other rights to acquire from Charts, directly or indirectly, any debt or equity securities of Charts (other than the grant of Charts Options under the Charts Option Plan in the ordinary course of Charts' business, generally consistent with its past practices, where such Charts Options have an exercise price equal to the fair market value of Charts Common Stock, as determined in good faith by Charts' Board of Directors as of the date such Charts Option is granted, and the right to exercise such Charts Options vests on a vesting schedule consistent with Charts' past vesting practices, except that, with respect to such Charts Options granted after the Agreement Date, the vesting of such Charts Options shall not accelerate at any time by reason of the Merger or this Agreement);

                (e) payment or discharge by Charts of any security interest, lien, claim, or encumbrance of any kind on any asset or property of Charts, or the payment or discharge of any liability that was not either shown on the Balance Sheet or incurred in the ordinary course of Charts' business after the Balance Sheet Date in an amount not in excess of $25,000 for any single liability to a particular creditor;

                (f) purchase, license, sale, assignment or other disposition or transfer (or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer) of any of the assets, properties or goodwill of Charts other than customer licenses incurred in the ordinary course of its business;

                (g) damage, destruction or loss of any property or asset, whether or not covered by insurance, having (or likely with the passage of time to have) a Material Adverse Effect on Charts;

                (h) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Charts, any split, combination or recapitalization of the capital stock of Charts or any direct or indirect redemption, purchase or other acquisition of any capital stock of Charts or any change in any rights, preferences, privileges or restrictions of any outstanding security of Charts;

                (i) change or increase in the compensation payable or to become payable to any of the officers, directors, or employees of Charts, or any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, employees or agents except in connection with normal employee salary or performance reviews or otherwise in the ordinary course of Charts' business;

                (j) obligation or liability incurred by Charts to any of its officers, directors or shareholders except for normal and customary compensation and expense allowances payable to directors, officers and employee-shareholders of Charts in accordance with written contractual commitments in existence on the Agreement Date or payable in the ordinary course of Charts' business;

                (k) making by Charts of any loan, advance or capital contribution to, or any investment in, any officer, director or shareholder of Charts or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

                (l) entering into, amendment of, relinquishment, termination or non-renewal by Charts of any material contract, lease, transaction, commitment or other material right or obligation other than in the ordinary course of its business;

                (m) assertion by any advertiser(s), subscriber(s) and/or customer(s) of Charts of any complaint regarding Charts' services or products which, if substantiated, would be likely to have a Material Adverse Effect on Charts' business;

                (n) material change in the policies under which Charts extends discounts, credits or warranties to customers or otherwise deals with its customers;

                (o) entering into by Charts of any transaction, contract or agreement that by its terms requires or contemplates a current and/or future financial commitment, expense (inclusive of overhead expense) or obligation on the part of Charts involving in excess of $25,000 or that is not entered into in the ordinary course of Charts' business, or the conduct of any business or operations other than in the ordinary course of Charts' business;

                (p) any license, transfer or grant of a right under any Charts IP Rights (as defined in Section 3.13 below), other than those licensed, transferred or granted in the ordinary course of Charts' business;

                (q) any grant of exclusive promotion or sponsorship with respect to any portion of the Charts Website; or

                (r) any agreement made by Charts to provide exclusive services to any person or entity or not to engage in any business activity.

        3.11 Contracts and Commitments/Licenses and Permits. Schedule 3.11 to the Charts Disclosure Letter sets forth a list, arranged by the subsections below, of each of the following (i) written or oral contracts, agreements, commitments or other instruments to which Charts is a party or to which Charts or any of its assets or properties is bound and (ii) licenses and permits held by Charts:

                (a) any website hosting, website linking, content or data sharing, data feed, information exchange, advertising, distribution, fee sharing, lead or customer referral, commerce, co-branding, framing, service, order or transaction processing or similar agreement relating to any aspect or element of the Charts Website;

                (b) any distributor, OEM (Original Equipment Manufacturer), VAR (Value Added Reseller), sales representative or similar agreement under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for, any product, services or technology of Charts;

                (c) any continuing contract for the future purchase, sale, license, provision or manufacture of products, material, supplies, equipment or services requiring payment to or from Charts in an amount in excess of $25,000 per annum;

                (d) any contract or commitment in which Charts has granted or received most favored customer pricing provisions or exclusive marketing or on-line distribution rights relating to any product or service, group of products or services, market or geographic territory;

                (e) any contract providing for the development of software, website content or other technology or intellectual property for Charts, or the license of any software, website content or other technology or intellectual property to Charts, which software, website content or other technology or intellectual property is used or incorporated (or is contemplated by Charts to be used or incorporated) (i) in connection with any aspect or element of the Charts Website; (ii) in any product currently sold, licensed, leased, distributed or marketed by Charts or (iii) to provide any service currently provided or marketed by Charts (other than off-the-shelf software generally available to the public at retail);

                (f) any joint venture or partnership contract or agreement or other agreement which has involved or is reasonably expected to involve a sharing of profits, expenses or losses with any other party;

                (g) any contract or commitment for or relating to the employment of any officer, employee or consultant of Charts or any other type of contract or understanding with any officer, employee or consultant of Charts that is not immediately terminable by Charts without cost or other liability;

                (h) any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

                (i) any lease or other agreement under which Charts is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $25,000 per annum;

                (j) any agreement or arrangement for the sale, licensing or leasing of any assets, properties, products, services or rights having a value in excess of $25,000;

                (k) any agreement that restricts Charts from engaging in any aspect of its business, from participating or competing in any line of business or market or that restricts Charts from engaging in any business in any market or geographic area;

                (l) any instrument, contract, license or other agreement governing any Charts IP Right (as defined in Section 3.13) to which Charts is a party (collectively, the "CHARTS IP RIGHTS AGREEMENTS");

                (m) any agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of capital stock or other securities of Charts or any options, warrants or other rights to purchase or otherwise acquire any such shares of stock, other securities or options, warrants or other rights therefor (or, in the case of any Charts Option, the Charts Option Plan, as such may be amended, and the forms of Charts Option agreements used by Charts thereunder);

                (n) consulting or similar agreement under which Charts provides any advice or services to a third party for an annual compensation to Charts of $25,000 per year or more;

                (o)     any contract with or commitment to any labor union;

                (p) any contract or arrangement under which Charts has made any commitment to develop any website content, software or new technology, to deliver any software currently under development or to enhance or customize any software;

                (q) any consulting, development or similar agreement under which Charts currently provides or will provide any custom software development, training, documentation, personnel placements, advice, consulting service or other products or services to a customer of Charts;

                (r) any contract for the current or future sale, provision or manufacture of products (including computer software), material or supplies from Charts or in which Charts has granted or received distribution rights, most favored customer pricing provisions or exclusive marketing rights relating to any product or services, group of products or services or territory;

                (s) any other agreement, contract, commitment or instrument that is material to the business of Charts or that involves a future commitment by Charts in excess of $25,000; and

                (t)     any Governmental Permit (as defined in Section 3.14.4).

                A true and complete copy of each agreement or document required by subsections (a) through (s) of this Section to be listed on Schedule 3.11 to the Charts Disclosure Letter (such agreements and documents being hereinafter collectively referred to as the "CHARTS MATERIAL AGREEMENTS") and a copy of each Governmental Permit required by subsection (t) of this Section to be listed on
Schedule 3.11 to the Charts Disclosure Letter, has been delivered to MarketWatch's counsel.

        3.12 No Breach or Default; No Consent Required; No Restrictions. Charts is not in material breach or violation of, or in default under: (a) any Charts Material Agreement; or (b) any other contract or agreement (whether written or oral) binding on Charts or to which Charts is a party, the breach, violation or default of which by Charts could reasonably be expected to result in any liability that would have a Material Adverse Effect on Charts (a "SIGNIFICANT AGREEMENT"). Charts does not have any material liability for renegotiation of government contracts or subcontracts, if any. Except as set forth in Schedule 3.12 to the Charts Disclosure Letter, no consent or approval of any third party is required to ensure that, following the Effective Time, any Charts Material Agreement will continue to be in full force and effect without any breach or violation thereof caused by virtue of the Merger or by any other transaction called for by this Agreement or any Charts Ancillary Agreement. Charts is not a party to, and no asset or property of Charts is bound or affected by, any judgment, injunction, order, decree, contract, covenant or agreement (non-competition or otherwise) that restricts or prohibits (or purports to restrict or prohibit) Charts from freely engaging in any business now conducted by it or from competing anywhere in the world (including without limitation any contracts, covenants or agreements restricting the geographic area in which Charts may sell, license, market, distribute or support any products or technology or provide services, or restricting the markets, customers or industries that Charts may address in operating its businesses), or includes any grants by Charts of exclusive licenses. No event has occurred, and no circumstance or condition exists, including, without limitation, the consummation of the Merger, that (with or without notice or lapse of time) would (a) result in a violation or breach of any of the provisions of any Charts Material Agreement, (b) give any third party
(i) the right to declare a default or exercise any remedy under any Charts Material Agreement, (ii) the right to a rebate, chargeback, penalty or change in delivery schedule under any Charts Material Agreement, (iii) the right to accelerate the maturity or performance of any obligation of Charts under any Charts Material Agreement, or (iv) the right to cancel, terminate or modify any Charts Material Agreement, except in each such case for such defaults, acceleration rights, termination rights and other rights that have not had and would not have a Material Adverse Effect on Charts. Charts has not received any written notice or other communication, nor, to Charts' knowledge, any other notice or communication, regarding any asserted violation or breach by Charts or the other party thereto of, or default by Charts or the other party thereto under, any Charts Material Agreement or any Significant Agreement.

        3.13    Intellectual Property.

                3.13.1 Charts owns or has the valid right or license to make, use, possess, sell, reproduce, distribute, prepare derivative works of, publicly display or license, all Intellectual Property (as defined below) necessary or required for the conduct of the business of Charts as presently conducted, including without limitation, the operation of the Charts Website (such Intellectual Property being hereinafter collectively referred to as the "CHARTS IP RIGHTS"), and such rights to use, possess, sell or license are sufficient for such conduct of such business. As used herein, the term "INTELLECTUAL PROPERTY" means, collectively, all U.S. industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark registrations and applications therefor, trade dress rights, trade names, service marks, service mark registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, copyrights, copyright registrations and applications therefor, mask work rights, mask work registrations and applications therefor, franchises, licenses, inventions, trade secrets, know-how, customer lists, supplier lists, proprietary processes and formulae, software source code and object code, algorithms, net lists, architectures, structures, screen displays, layouts, inventions, development tools, designs, blueprints, specifications, technical drawings (or similar information in electronic format) and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, programmers' notes, memoranda and records.

                3.13.2 Neither the execution, delivery and performance of this Agreement, the Delaware Certificate of Merger, the Minnesota Certificate of Merger or the consummation of the Merger and the other transactions contemplated hereby and/or by Charts Ancillary Agreements will materially impair the right of Charts or the Surviving Corporation to use, possess, sell or license any Charts IP Right or portion thereof. There are no royalties, honoraria, fees or other payments payable by Charts to any third person by reason of the ownership, use, possession, license, sale, marketing, advertising or disposition of any Charts IP Rights by Charts.

                3.13.3 Neither the manufacture, marketing, license, sale, furnishing or intended use of any product or service (including without limitation any service offered to users of the Charts Website) currently licensed, utilized, sold, provided or furnished by Charts violates any license or agreement between Charts and any third party or infringes or misappropriates any Intellectual Property Right of any other party; and there is no pending or, to the knowledge of Charts, threatened claim or litigation contesting the validity, ownership or right of Charts to use, possess, sell, market, advertise, license or dispose of any Charts IP Right nor, to the knowledge of Charts, is there any valid basis for any such claim, nor has Charts received any notice asserting that any Charts IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of Charts, is there any valid basis for any such assertion.

                3.13.4 To Charts' knowledge, no employee, consultant or independent contractor of Charts or any subsidiary of Charts: (a) is in violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, non-disclosure agreement, noncompetition agreement or any other contract or agreement with any other party by virtue of such employee's, consultant's, or independent contractor's being employed by, or performing services for, Charts or such subsidiary or using trade secrets or proprietary information of others, or that would have a Material Adverse Effect on Charts; or (b) has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for Charts that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including without limitation Intellectual Property) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work or any Intellectual Property related thereto. To Charts' knowledge, the employment of any employee of Charts or any subsidiary of Charts or the use by Charts or any subsidiary of Charts of the services of any consultant or independent contractor does not subject Charts or any such subsidiary to any liability to any third party.

                3.13.5 Charts has taken reasonably necessary and appropriate steps to protect, preserve and maintain the secrecy and confidentiality of the Charts IP Rights and all Charts' ownership interests and proprietary rights therein. All officers, employees and consultants of Charts having access to confidential information of Charts, its customers or business partners, have executed and delivered to Charts an agreement regarding the protection of such proprietary information; and copies of the form of all such agreements have been delivered to MarketWatch's counsel. To the best of Charts' knowledge, no current or former employee, officer, director, consultant or independent contractor of Charts or of any subsidiary of Charts has any right, license or property or ownership interest whatsoever in or with respect to any Charts IP Rights.

                3.13.6 Schedule 3.13.6 to the Charts Disclosure Letter contains a complete list of (i) all registrations of any patents, copyrights, mask works, trademarks, service marks, Internet domain names or Internet or World Wide Web URLs or addresses with any governmental or quasi-governmental authority or other body; (ii) all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by Charts to secure, perfect or protect its interest in Charts IP Rights, including, without limitation, all patent applications, copyright applications, and applications for registration of trademarks and service marks, (iii) all unregistered copyrights, trademarks and service marks. All trademarks, service marks, Internet domain names, Internet or World Wide Web URLs or addresses and copyrights held by Charts are valid, enforceable and subsisting.

                3.13.7 Schedule 3.13.7 to the Charts Disclosure Letter contains a complete list of (i) all licenses, sublicenses and other agreements as to which Charts is a party and pursuant to which any person or entity is authorized to use any Charts IP Rights, and (ii) all licenses, sublicenses and other agreements as to which Charts is a party and pursuant to which Charts is authorized to use any third party patents, trademarks, Internet domain names, Internet or World Wide Web URLs or addresses, or copyrights and which are material to the business of Charts taken as a whole, including but not limited to software ("THIRD PARTY IP RIGHTS") which would be infringed by, or are incorporated in, or form a part of, any product or service sold, licensed, distributed, provided or marketed by Charts.

                3.13.8 Neither Charts, nor any other party acting on its behalf, has disclosed or delivered to any party, or permitted the disclosure or delivery to any escrow agent or other party, of any Charts Source Code (as defined below). No event has occurred, and no circumstance or condition exists, that will, or would reasonably be expected to, result in the disclosure or delivery to any party of any Charts Source Code (as defined below). Schedule
3.13.8 of the Charts Disclosure Letter identifies each contract, agreement and instrument (whether written or oral) pursuant to which Charts has deposited, or is or may be required to deposit, with an escrowholder or any other party, any Charts Source Code and further describes whether the execution of this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby, in and of itself, would reasonably be expected to result in the release from escrow of any Charts Source Code. As used in this Section 3.13.8, "CHARTS SOURCE CODE" means, collectively, any software source code, or any material portion or aspect of the software source code, or any material proprietary information or algorithm contained in or relating to any software source code, of any Charts IP Rights or any other product marketed by Charts.

                3.13.9 To Charts' knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any Charts IP Rights or any Intellectual Property Right of Charts by any third party, including any employee or former employee of Charts. Charts has not agreed to indemnify any person for any infringement of any Intellectual Property of any third party by any product or service that has been sold, licensed, leased, supplied, marketed, distributed, or provided by Charts, except as provided in customer licenses entered into in the ordinary course of Charts' business.

                3.13.10 To Charts' knowledge, all software developed by Charts and licensed by Charts to customers and all other products manufactured, sold, licensed, leased or delivered by Charts to customers and all services provided by Charts to customers on or prior to the Closing

Date conform in all material respects to applicable contractual commitments, express and implied warranties, product specifications and product documentation and to any representations provided to customers and Charts has no material liability (and, Charts is not aware of any facts that would form a basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Charts giving rise to any liability that could have a Material Adverse Effect on Charts) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Balance Sheet. During the six (6) month period ended on March 31, 1999, Charts has not received notice from customers of any service claims with respect to its customer licenses that were materially greater than the amount of the same type of claims experienced for the six (6) month period ended September 30, 1998. Since the Balance Sheet Date, Charts has not had any of its customer licenses terminated prior to their initial term except for terminations consistent with its past history and that would not result in a reversal of any material amount of revenue recognized by Charts on any of its financial statements.

                3.13.11 All of the software developed, licensed and/or marketed or distributed by Charts or owned or developed by Charts and utilized in connection with the Charts Website or Charts' business is Year 2000 Compliant (as defined below), except for (a) minor display errors that do not materially affect the performance of the Charts Website or any services provided to its customers, and (b) commercially available software used for administrative functions and not in connection with the Charts Website or customer implementations and data provided by third parties under content provider agreements and with respect to such commercially available software and data content providers Charts has no knowledge that such software or data sources are not Year 2000 Compliant. "YEAR 2000 COMPLIANT" means, as applied to software, that: (i) such software will operate and correctly store, represent and process (including sort) all dates (including single and multi-century formulas and leap year calculations), such that errors will not occur when the date being used is in the Year 2000, or in a year preceding or following the Year 2000; (ii) such software has been written and tested to support numeric and date transitions from the twentieth century to the twenty-first century, and back (including without limitation all calculations, aging, reporting, printing, displays, reversals, disaster and vital records recoveries) without error, corruption or impact to current and/or future operations; and (iii) such software will function without error or interruption related to any date information, specifically including errors or interruptions from functions which may involve date information from more than one century.

        3.14    Compliance with Laws.

                3.14.1 Charts has complied, and is in compliance with all applicable federal, state, local or foreign laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it or to its assets, properties, and business (and any regulations promulgated thereunder) (collectively, "APPLICABLE LAW") except for such noncompliance as would not have a Material Adverse Effect.

                3.14.2 The Charts Website has at all times made all consumer disclosures required by Applicable Law and none of the disclosures made to consumers in the Charts Website have been inaccurate, misleading or deceptive in any material respect.

                3.14.3 Charts has at all times been in compliance with Applicable Laws relating to the privacy of users of the Charts Website in all material respects.

                3.14.4 Charts holds all permits, licenses and approvals from, and has made all filings with, government (and quasi-governmental) agencies and authorities, that are necessary for Charts to hold in order to own and operate the Charts Website and to conduct its present business without any violation of Applicable Law that would adversely affect Charts' ability to own and operate the Charts Website and to conduct its present business in any material respect ("GOVERNMENTAL PERMITS") and all such Governmental Permits are in full force and effect. Charts has not received any notice or other communication from any Governmental Authority (or quasi-governmental authority) regarding (a) any actual or possible violation of law or any Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit.

        3.15 Certain Transactions and Agreements. None of the officers, directors, employees Principal Shareholders or any Charts Shareholder holding in excess of 5% of the outstanding capital stock of Charts which is not a Principal Shareholder, nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with, Charts (except with respect to any interest in less than one percent (1%) of the stock of any corporation whose stock is publicly traded). To Charts' knowledge, none of said officers, directors, employees or shareholders or any member of their immediate families, is a party to, or otherwise directly or indirectly interested in, any contract or informal arrangement with Charts, except for normal compensation for services as an officer, director or employee thereof that have been disclosed to MarketWatch and except for agreements related to the purchase of the stock of Charts by, or the grant of Charts Options to, such persons. To Charts' knowledge, none of said officers, directors, employees, shareholders or family members has any interest in any property, real or personal, tangible or intangible (including but not limited to any Charts IP Rights or any other Intellectual Property) that is used in, or that pertains to, the business of Charts, except for the normal rights of a shareholder.

        3.16    Employees, ERISA and Other Compliance.

                3.16.1 Charts is in compliance in all respects with all applicable laws, agreements and contracts relating to employment, employment practices, immigration, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters except for such noncompliance as would not have a Material Adverse Effect on Charts. A list of all employees, officers and consultants of Charts and their current title and/or job description and compensation is set forth on Schedule 3.16.1 to the Charts Disclosure Letter. Charts does not have any employment contracts or consulting agreements or contracts with a professional employer organization or other entity which provides employee benefits to individuals that provide services to Charts currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

                3.16.2 Charts (i) is not, nor has ever been, subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization or (iv) has no current labor disputes. Charts has good labor relations, and has no knowledge of any facts indicating that the consummation of the Merger or any of the other transactions contemplated hereby will have a material adverse effect on such labor relations, and has no knowledge that any of its key employees intends to leave their employ. To the best of Charts' knowledge, all of the employees of Charts are legally permitted to be employed by Charts in the United States of America in their current job capacities.

                3.16.3 Charts has no pension plan which constitutes, or has since the enactment of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") constituted, a "multiemployer plan" as defined in Section 3(37) of ERISA. No pension plan of Charts is subject to Title IV of ERISA.

                3.16.4 (a) Schedule 3.16.4 to the Charts Disclosure Letter lists each employment, severance or other similar contract, arrangement or policy, each "employee benefit plan" as defined in Section 3(3) of ERISA and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which is entered into, maintained or contributed to by Charts (or are provided to individuals who provide services to Charts pursuant to a contract with a professional employer organization or other similar organization) and covers any current or former service provider or any current or former employees of Charts. Such contracts, plans and arrangements as are described in this Section 3.16.4 are hereinafter collectively referred to as "CHARTS BENEFIT ARRANGEMENTS." Schedule 3.16.4 indicates, with respect to each particular Charts Benefit Arrangement, whether such Charts Benefit Arrangement is provided pursuant to a contract with a professional employer organization or other similar arrangement. No person who has participated or is participating in any Charts Benefit Arrangement will be required to recognize income for U.S. federal tax purposes due to the fact that: (i) such Charts Benefit Arrangement was or is provided pursuant to a contract with a professional employer organization or other similar arrangement; or (ii) such Charts Benefit Arrangement was or is provided by Charts; or (iii) that such person is receiving such benefit by virtue of being an employee of any business, firm or entity other than Charts.

                        (b) Each Charts Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Charts Benefit Arrangement.

                        (c) Charts has delivered to MarketWatch or its counsel a complete and correct copy and description of each Charts Benefit Arrangement.

                        (d) Charts is not obligated by the provisions of ERISA or the Code to file any annual report (Form 5500) for each Charts Benefit Arrangement that is an "employee benefit plan" as defined under ERISA.

                        (e) Charts has never been a participant in any "prohibited transaction", within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which Charts sponsors as employer or in which Charts participates as an employer, which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code.

                        (f) All contributions due from Charts with respect to any of Charts Benefit Arrangements have been made or have been accrued on Charts' financial statements, (including without limitation the Charts Financial Statements) and no further contributions will be due or will have accrued thereunder as of the Closing Date.

                        (g) All individuals who, pursuant to the terms of any Charts Benefit Arrangement, are entitled to participate in any such Charts Benefit Arrangement, are currently participating in such Charts Benefit Arrangement or have been offered an opportunity to do so.

                3.16.5 There has been no amendment to, written interpretation or announcement (whether or not written) by Charts relating to, or change in employee participation or coverage under, any Charts Benefit Arrangement that would increase materially the expense of maintaining such Charts Benefit Arrangement above the level of the expense incurred in respect thereof for Charts' fiscal year ended December 31, 1997. Each Charts Benefit Arrangement may be terminated effective immediately, and any benefits distributed thereunder, without additional liability for premium or other payments (other than benefit payments in the normal course of administration) and without causing liquidation, surrender or any other fees or charges to be imposed on the Charts Benefit Arrangement, Charts, or any participant or beneficiary of the terminating Charts Benefit Arrangement.

                3.16.6 The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of Charts are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code as such requirements affect Charts and its employees. As of the Closing Date, there will be no material outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any of Charts Benefit Arrangements, covered employees, or qualified beneficiaries that could result in a Material Adverse Effect on Charts, or in a Material Adverse Effect on MarketWatch after the Effective Time.

                3.16.7 No benefit payable or which may become payable by Charts pursuant to any Charts Benefit Arrangement or as a result of or arising under this Agreement or the Agreement of Merger will constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code. Charts is not a party to any:
(a) agreement with any officer or other key employee of Charts (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Charts in the nature of the Merger or any of the other transactions contemplated by this Agreement, the Agreement of Merger or any Charts Ancillary Agreement, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment; or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of the Merger or any of the other transactions contemplated by this Agreement, the Certificate of Merger or any Charts Ancillary Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, the Certificate of Merger or any Charts Ancillary Agreement.

                3.16.8 Charts has paid all wages, salaries and other amounts due to any person from Charts and has complied with all applicable minimum wage laws.

        3.17 Corporate Documents. Charts has made available to MarketWatch for examination all documents and information listed in the Charts Disclosure Letter or in any schedule thereto or in any other exhibit or schedule called for by this Agreement which have been requested by MarketWatch's legal counsel, including, without limitation, the following: (a) copies of Charts' Articles of Incorporation and Bylaws as currently in effect; (b) Charts' Minute Book containing all records of all proceedings, consents, actions, and meetings of Charts' shareholders, board of directors and any committees thereof; (c) Charts' stock ledger and journal reflecting all stock issuances and transfers; (d) all permits, orders, and consents issued by, and filings by Charts with, any regulatory agency with respect to Charts, and all applications for such permits, orders, and consents; and (e) all the Charts Material Agreements.

        3.18 No Brokers. Charts is not obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or the Agreement of Merger or in connection with the Merger or any other transaction contemplated hereby or thereby.

        3.19    Books and Records.

                3.19.1 The books, records and accounts of Charts (a) are in all material respects true and correct, (b) have been maintained in accordance with reasonable business practices and customary internal controls procedures on a basis consistent with prior years, and (c) accurately and fairly reflect the transactions and dispositions of the assets of Charts.

                3.19.2 Charts maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (ii) to maintain accountability for assets; and (c) the amount recorded for assets on the books and records of Charts is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        3.20 Insurance. Charts has maintained, and now maintains, policies of insurance and bonds of the type and in amounts that are reasonably adequate and are customarily carried by persons conducting businesses or owning assets similar in type and size to those of Charts, including without limitation all legally required workers' compensation insurance and errors and omissions, casualty, fire and general liability insurance. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and Charts are otherwise in compliance in all material respects with the terms of such policies and bonds. Charts has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. All policies of insurance now held by Charts are set forth in Schedule
3.20 to Charts Disclosure Letter, together with the name of the insurer under each policy, the type of policy, the policy coverage amount and any applicable deductible.

        3.21    Environmental Matters.

                3.21.1 Charts is in compliance in all respects with all applicable Environmental Laws (as defined below), which compliance includes the possession by Charts of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for such noncompliance as would not have a Material Adverse Effect on Charts. Charts has not received any written notice or communication or, to the best of its knowledge, other communication, whether from a governmental body, citizens' group, employee or otherwise, that alleges that Charts is not in compliance with any Environmental Law, and, to Charts' knowledge, there are no circumstances that may prevent or interfere with the compliance by Charts with any current Environmental Law following the Effective Time. To Charts' knowledge, no current or prior owner of any property leased or controlled by Charts has received any notice or other communication (in writing or otherwise), whether from a government body, citizens' group, employee or otherwise, that alleges that such current or prior owner or Charts is not in compliance with any Environmental Law. All governmental authorizations currently held by Charts pursuant to any Environmental Law (if any) are identified in
Schedule 3.21 of the Charts Disclosure Letter.

                3.21.2 For purposes of this Section 3.21: (i) "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, law regulation or other legal requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "MATERIAL OF ENVIRONMENTAL CONCERN" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law or that is otherwise a danger to health, reproduction or the environment.

        3.22 Voting Agreement; Irrevocable Proxies. The persons and/or entities set forth on Schedule 3.22 to the Charts Disclosure Letter have agreed in writing to vote for approval of this Agreement and the Merger (and to vote against proposals conflicting or inconsistent with this Agreement and the Merger) pursuant to voting agreements attached hereto as Exhibits H 1-6 ("VOTING AGREEMENTS") and pursuant to Irrevocable Proxies in the form attached as Exhibit A thereto ("IRREVOCABLE PROXIES").

        3.23 Vote Required. The affirmative vote of the holders of a majority of the shares of Charts Common Stock that are issued and outstanding on the Record Date (as defined below) is the only vote of the holders of any of the shares of Charts' capital stock necessary to approve this Agreement, the Merger, the Minnesota Certificate of Merger, the Escrow Agreement, the Charts Ancillary Agreements and the other transactions contemplated by this Agreement and the Charts Ancillary Agreements. As used in this Section 3.23, the term "RECORD DATE" means the record date for determining those shareholders of Charts who are entitled to vote in the Charts Shareholders' Vote under applicable law and Charts' Articles of Incorporation and Bylaws.

        3.24    Board Approval. The Board of Directors of Charts has unanimously
(i) approved this Agreement, the Certificate of Merger, if any, and the Merger,
(ii) determined that the Merger is in the best interests of the shareholders of Charts and is on terms that are fair to such shareholders and (iii) voted to submit this Agreement, the Agreement of Merger, the Merger and the transactions contemplated by this Agreement to the vote and approval of Charts' shareholders.

        3.25 No Existing Discussions. Neither Charts nor any director, officer, shareholder, employee or agent of Charts is engaged, directly or indirectly, in any discussions or negotiations with any third party relating to effecting any Alternative Transaction (as defined in Section 5.10) or in violation of any agreement to which Charts or its assets are bound relating to any Alternative Transaction.

        3.26 Not a Broker. Charts is not a "broker" (as defined in the Securities Exchange Act of 1934, as amended (the "1934 ACT")), and is not, and would not be, required to register as a "broker" as a result of its business as now conducted or as proposed to be conducted, and is not otherwise subject to regulation under the 1934 Act as a result of its business as now conducted or as proposed to be conducted.

        3.27    Disclosure.

                (a) Neither this Agreement, its exhibits and schedules and the Charts Disclosure Letter, nor any of the certificates or documents to be delivered by Charts to MarketWatch under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading and which omission or misstatement is of a material fact, the existence of which would have a Material Adverse Effect on Charts other than: (a) a change arising or resulting, directly or indirectly, from general industry, economic or stock market conditions; (b) a change that is proximately caused by the public announcement of, and the response or reaction of customers, vendors, licensors, investors or employees of charts to this Agreement, the Merger or any of the transactions contemplated by this Agreement; or (c) a change arising from an act or omission of MarketWatch or Sub.

                (b) None of the information supplied or to be supplied by or on behalf of Charts for inclusion in the Information Statement will, as of the date such Information Statement is first sent to the shareholders of Charts, contains any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, that Charts shall not be responsible for any statement, information or omission relating to MarketWatch or any other information supplied or to be supplied by or on behalf of MarketWatch for inclusion in the Information Statement.

                                    ARTICLE 4
              REPRESENTATIONS AND WARRANTIES OF MARKETWATCH AND SUB

        MarketWatch and Sub hereby represent and warrant to Charts that, except as set forth in the letter addressed to Charts from MarketWatch and dated as of the Agreement Date (including all schedules thereto) which has been delivered by MarketWatch to Charts concurrently herewith (the "MARKETWATCH DISCLOSURE LETTER"), each of the following representations, warranties and statements in this Article 4 is true and correct as of the Agreement Date and will be true and correct on and as of the Closing Date (and for all purposes of this Agreement (including without limitation Article 8), the statements contained in the MarketWatch Disclosure Letter and its schedules shall also be deemed to be representations and warranties made and given by MarketWatch under Article 4 of this Agreement):

        4.1 Organization and Good Standing. MarketWatch is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the corporate power and authority to own, operate and lease its properties and to carry on its business. MarketWatch owns all of the issued and outstanding stock of Sub.

        4.2     Power, Authorization and Validity.

                4.2.1 Power and Authority. MarketWatch has all requisite corporate power, capacity and authority to enter into, execute, deliver and perform its obligations under, this Agreement and all the MarketWatch Ancillary Agreements and to issue the shares of MarketWatch Common Stock and MarketWatch Options in the Merger in accordance with this Agreement. The execution, delivery and performance of this Agreement and each of the MarketWatch Ancillary Agreements by MarketWatch have been duly and validly approved and authorized by all necessary corporate action of MarketWatch's Board of Directors in compliance with applicable law (including without limitation the Delaware General Corporation Law) and MarketWatch's Certificate of Incorporation and Bylaws, each as amended. Sub has all requisite corporate power, capacity and authority to execute, deliver and perform its obligations under, this Agreement and all the Sub Ancillary Agreements and to consummate the Merger. The execution, delivery and performance of this Agreement and each of the Sub Ancillary Agreements by Sub have been duly and validly approved and authorized by all necessary corporate action of Sub in compliance with applicable law (including without limitation the MBCA) and Sub's Articles of Incorporation and Bylaws, each as amended.

                4.2.2 No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other Governmental Authority or any other person or entity, governmental or otherwise, is necessary or required to be made or obtained by MarketWatch or Sub to enable MarketWatch and Sub to lawfully execute and deliver, enter into, and to perform their respective obligations under, this

Agreement, the MarketWatch Ancillary Agreements or the Sub Ancillary Agreements, respectively, and for Sub to consummate the Merger, except for: (a) the filing of the Articles of Merger with the Minnesota Secretary of State and any such further documents as may be required under the MBCA to effect the Merger; (b) the filing by MarketWatch with the SEC or any state securities law authorities of any notices or filings required in connection with the exemptions from the registration or qualification requirements of the 1933 Act and/or applicable state securities laws which MarketWatch relies on in issuing shares of MarketWatch Common Stock pursuant to this Agreement; (c) the filing by MarketWatch of such reports and information with the SEC under the 1934 Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (d) the filing by MarketWatch with the SEC of the registration statement to be filed by MarketWatch pursuant to the Registration Rights Agreement; (e) such other filings, if any, as may be required in order for MarketWatch to comply with applicable federal and state securities laws; and (f) such other filings as may be required by the Nasdaq Stock Market with respect to the Merger and the other transactions contemplated by this Agreement, and the issuance of the shares of MarketWatch Common Stock and the MarketWatch Options to be issued by MarketWatch in the Merger.

                4.2.3 Enforceability. This Agreement and each of the MarketWatch Ancillary Agreements are, or when executed by MarketWatch will be, valid and binding obligations of MarketWatch, enforceable against MarketWatch in accordance with their respective terms, subject only to the effect of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. This Agreement and each of the Sub Ancillary Agreements are, or when executed by Sub will be, valid and binding obligations of Sub, enforceable against Sub in accordance with their respective terms, subject only to the effect of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

        4.3     Capitalization of MarketWatch.

                4.3.1 Stock. The authorized capital stock of MarketWatch consists entirely of: (i) 30,000,000 shares of Common Stock, $0.01 par value per share and (ii) 5,000,000 shares of Preferred Stock, $0.01 par value, all of which shares are undesignated. Except as expressly described above in this
Section 4.3.1, no other shares of any capital stock of MarketWatch are authorized. At the close of business on April 28, 1999, 12,163,916 shares of MarketWatch Common Stock were issued and outstanding and as of such date no other shares of the capital stock of MarketWatch were issued or outstanding. As of the Agreement Date, no shares of MarketWatch Preferred Stock were issued and outstanding. As of the Agreement Date, the authorized capital stock of Sub consists of 1,000 shares of Common Stock, $0.00001 par value per share, all of which shares are validly issued and outstanding, all of which shares have been fully paid and non-assessable and are owned by MarketWatch.

                4.3.2 Options. As of April 28, 1999, an aggregate of 1,159,000 shares of MarketWatch Common Stock were reserved for future issuance pursuant to stock options granted by MarketWatch and outstanding on April 28, 1999, and an additional 339,584 shares of MarketWatch Common Stock were reserved and available for the grant of future stock options under all MarketWatch's stock option or equity incentive plans. Except for the above-mentioned options to purchase shares of MarketWatch Common Stock, and except as provided in the Stockholders' Agreement among MarketWatch, CBS Inc. and Data Broadcasting Corporation, there were no options, warrants, convertible securities or other securities, calls, commitments, conversion privileges outstanding to purchase or otherwise acquire (whether directly or indirectly) from MarketWatch any shares of MarketWatch's authorized but unissued capital stock or any securities convertible into or exchangeable for any shares of MarketWatch's capital stock.

        4.4 No Conflict. Neither the negotiation, execution and delivery of this Agreement or any of the MarketWatch Ancillary Agreements or Sub Ancillary Agreements by MarketWatch or Sub, nor the performance by MarketWatch or Sub of their respective obligations under this Agreement or any MarketWatch Ancillary Agreement or Sub Ancillary Agreement, respectively, nor the consummation of the Merger or any of the transactions contemplated hereby or thereby, has or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of: (i) any provision of the Certificate of Incorporation or Bylaws or other charter documents of MarketWatch or Sub as currently in effect; (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to MarketWatch or Sub or any of their respective assets or properties; or (iii) any instrument, agreement or contract to which MarketWatch or any of its subsidiaries is a party or by which MarketWatch or any of its subsidiaries or any of their respective assets or properties are bound that has been filed by the SEC as an exhibit to MarketWatch's annual report on Form 10-K for its fiscal year ended December 31, 1998 (the "1998 MARKETWATCH 10-K").

        4.5 Validity of Shares. The shares of MarketWatch Common Stock to be issued pursuant to the Merger will, when issued: (a) be duly authorized, validly issued, fully paid and non-assessable, and (b) be free and clear of any liens and encumbrances created by MarketWatch except for applicable restrictions on transfer imposed by applicable securities laws, including those imposed by Regulation D or Section 4(2) of the 1933 Act and Rule 144 promulgated under the 1933 Act, and under applicable "blue sky" state securities laws and under any Investment Representation Letter to be executed pursuant to this Agreement.

        4.6 No Brokers. MarketWatch is not obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or the Agreement of Merger or in connection with any transaction contemplated hereby or thereby for which Charts or its shareholders will incur any liability.

        4.7 Litigation. There is no action, claim, suit, arbitration, mediation, proceeding, claim or investigation pending against MarketWatch or any of its subsidiaries (or to MarketWatch's knowledge, against any officer, director or employee of MarketWatch or any of its subsidiaries in their capacity as such or relating to their employment, services or relationship with MarketWatch or such subsidiary) before any court, administrative agency or arbitrator that, if determined adversely to MarketWatch or such subsidiary (or any such officer, director, employee or agent) would have a Material Adverse Effect on MarketWatch, or that could prevent, enjoin or materially alter or delay the consummation of the Merger or any other material transaction contemplated by this Agreement, nor, to MarketWatch's knowledge, has any such action, suit, proceeding, arbitration, mediation, claim or investigation been threatened.

        4.8 Information Statement. None of the information supplied or to be supplied by or on behalf of MarketWatch that relates to MarketWatch for inclusion in the Information Statement to be provided to the shareholders of Charts in connection with the Charts Shareholders' Vote will, as of the date such Information Statement is first provided to the shareholders of Charts in connection with the Charts Shareholders' Vote (provided MarketWatch has first had an opportunity to review such Information Statement before it is provided to Charts' shareholders), contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, that MarketWatch shall not be responsible for any statement, information or omission relating to Charts or any other information supplied or to be supplied by or on behalf of Charts that is included in the Information Statement

        4.9 SEC Filings. MarketWatch has made available to Charts accurate and complete copies of the 1998 MarketWatch 10-K and all reports filed by MarketWatch with the SEC under Section 13 or 15(d) of the 1934 Act after the MarketWatch 10-K Filing Date and on or before the Agreement Date and any definitive proxy statement filed by MarketWatch with the SEC after the 10-K Filing Date and on or before the Agreement Date (the 1998 MarketWatch 10-K and any such reports or definitive proxy statement being collectively hereinafter referred to as the "MARKETWATCH SEC DOCUMENTS"). As of the time it was filed with the SEC (or, if amended or superseded by a subsequent filing prior to the Agreement Date, then on the date of such subsequent filing), none of the MarketWatch SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        4.10 No Material Adverse Change. Since the 10-K Filing Date there has not been any Material Adverse Change (as defined in Article 1) in the financial condition, properties, assets, liabilities, business, results of operations, operations of MarketWatch and its subsidiaries, taken as a whole (where, for purposes of this Section 4.10, the parties agree that a decrease in the market price of MarketWatch Common Stock shall not, of itself, constitute a Material Adverse Change of the type described in this Section 4.10). The parties also agree that operating losses experienced by MarketWatch shall not of themselves constitute a Material Adverse Change of the type described in this Section 4.10.

                                    ARTICLE 5
                               COVENANTS OF CHARTS

        During the time period from the Agreement Date until the earlier to occur of (i) the Effective Time or (ii) the termination of this Agreement in accordance with Article 10, Charts covenants and agrees with MarketWatch as follows:

        5.1 Advice of Changes. Charts will promptly advise MarketWatch in writing (a) of any event occurring subsequent to the Agreement Date of which Charts becomes aware that would render any representation or warranty of Charts contained in Article 3 of this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any Material Adverse Change of which Charts becomes aware. Charts will deliver to MarketWatch within fifteen (15) days after the end of each monthly accounting period ending after the Agreement Date and before the Closing Date, an unaudited balance sheet and statement of operations, which financial statements will be prepared in the ordinary course of Charts' business, consistent with its past practices, and in accordance with Charts' books and records and generally accepted accounting principles. Charts will immediately advise MarketWatch if Charts' Total Assets (as defined in Section 3.8) equal or exceed (or are at any time likely to equal or exceed) Ten Million Dollars ($10,000,000) at any time prior to the earlier to occur of (i) the termination of this Agreement in accordance with Article 10 or
(ii) the Effective Time.

        5.2 Maintenance of Business. Charts will use its commercially reasonable best efforts to carry on and preserve its business and its relationships with customers, advertisers, suppliers, employees, users of the Charts Website and others with whom Charts has contractual relations in substantially the same manner as it has prior to the Agreement Date. If Charts becomes aware of a material deterioration in the relationship with any customer, supplier or key employee, it will promptly bring such information to the attention of Charts in writing and, if requested by MarketWatch, will exert its best efforts to restore the relationship.

        5.3 Conduct of Business. Charts will continue to conduct its business and maintain its business relationships in the ordinary and usual course. Charts will not, without the prior written consent and approval (which may be given verbally to be promptly followed by written confirmation) of the President or Chief Financial Officer of MarketWatch:

                (a) borrow or lend any money, other than reasonable and normal advances to employees for bona fide travel expenses that are incurred in the ordinary course of Charts' business;

                (b) enter into any material transaction or agreement or take any other material action not in the ordinary course of Charts' business;

                (c) grant any (i) lien or security interest, or (ii) other encumbrance on any of its assets (other than liens or security interests granted to MarketWatch) other than in the ordinary course of its business and which are not in the aggregate material in amount or effect;

                (d) sell, transfer or dispose of any of its assets except in the ordinary course of Charts' business;

                (e) enter into any lease or contract for the purchase or sale of any property, whether real or personal, tangible or intangible;

                (f) pay any bonus, increased salary or special remuneration to any officer, director, employee or consultant (except for normal salary increases consistent with Charts' past practices and not to exceed 5% of such officer's, employee's or consultant's base annual compensation, and except pursuant to existing arrangements previously disclosed to and approved in writing by MarketWatch) or enter into any new employment or consulting agreement with any such person;

                (g) change any of its accounting methods except to the extent required by generally accepted accounting principles or applicable law;

                (h) declare, set aside or pay any cash or stock dividend or other distribution in respect of its capital stock, redeem, repurchase or otherwise acquire any of its capital stock or other securities (except for the repurchase of stock from employees, directors, consultants or contractors of Charts in connection with the termination of their services with Charts at the original purchase price of such stock), pay or distribute any cash or property to any shareholder or security holder of Charts or make any other cash payment to any shareholder or security holder of Charts that is unusual, extraordinary, or not made in the ordinary course of Charts' business;

                (i) amend or terminate any contract, agreement or license to which Charts is a party except those amended or terminated in the ordinary course of Charts' business which are not material in amount or effect and except for such amendments or terminations as are contemplated by this Agreement;

                (j) guarantee or act as a surety for any obligation of any third party;

                (k) settle, waive or release any material right or claim except in the ordinary course of Charts' business;

                (l) issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of its capital stock or securities ultimately exchangeable for, or convertible into, shares of its capital stock; provided, however, that notwithstanding the foregoing, (a) Charts may issue shares of Charts Common Stock issuable upon the exercise of Charts Options that are outstanding on the Agreement Date in accordance with their terms as now in effect and (b) Charts may grant initial stock options from shares reserved for issuance under the Charts Option Plan as described in
Section 3.4.2 to newly hired Charts employees under the Charts Option Plan in the ordinary course of Charts' business where such Charts Options have an exercise price equal to the fair market value of Charts Common Stock as of the date such Charts Option is granted, and the right to exercise such Charts Options vests on a vesting schedule consistent with past vesting practices, except that, with respect to such Charts Options granted after the Agreement Date, the vesting of such Charts Options shall not accelerate at any time by reason of the Merger or this Agreement);

                (m) subdivide or split or combine or reverse split the outstanding shares of its capital stock of any class or series or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or series or affecting any other of its securities;

                (n) merge, consolidate or reorganize with, or acquire, or enter into any other business combination with, any corporation, partnership, limited liability company or any other entity or enter into any negotiations, discussions or agreement for such purpose;

                (o) purchase or otherwise acquire any securities of or make any investment in any third party;

                (p) amend its Articles of Incorporation or Bylaws except as expressly contemplated by this Agreement;

                (q) license any of its technology or Intellectual Property, or acquire any Intellectual Property (or any license thereto) from any third party except for any such license obtained in the ordinary course of Charts' business;

                (r) grant any exclusive advertising or sponsorship rights with respect to the Charts website to any person or enter into any other agreement with any person or entity purporting to grant exclusive rights;

                (s) change any insurance coverage in a manner materially adverse to Charts or that materially increases the insurance premium payable for such insurance;

                (t) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have first been delivered to MarketWatch for its review a reasonable time prior to filing;

                (u) modify or change the exercise or conversion rights or exercise or purchase prices of any capital stock of Charts, any Charts stock options, warrants or Charts Other Securities, or accelerate or otherwise modify
(i) the right to exercise any option, warrant or other right to purchase any capital stock or other securities of Charts or (ii) the vesting or release of any shares of capital stock or other securities of Charts from any repurchase options or rights of refusal held by Charts or any other party or any other restrictions unless such accelerations/modifications are expressly required and mandated by the terms of a formal written agreement or plan that was entered into prior to March 31, 1999; or

                (v) agree to do any of the things described in the preceding clauses 5.3(a) through 5.3(u).

        5.4 Information for Private Placement Exemptions. Charts shall use its diligent efforts to assist MarketWatch in obtaining and verifying the accuracy of all information from Charts' security holders deemed reasonably necessary by MarketWatch and its counsel to establish the availability of an exemption or exemptions from registration under Section 4(2) of the 1933 Act and/or Regulation D promulgated under the 1933 Act and the exemption from qualification under Minnesota Statutes Section 80A.15, subd. 2(h) and exemptions from the qualification/registration requirements of applicable state "blue sky" securities laws for the issuance of MarketWatch Common Stock and any other MarketWatch securities to Charts security holders in connection with the Merger.

        5.5     Approval of Charts' Shareholders.

                (a) Charts shall hold the Charts Shareholders' Vote at the earliest practicable date to submit this Agreement, the Merger, and any related agreements or transactions for the consideration and approval of the shareholders of Charts. Such Charts Shareholders' Vote shall be called, held and conducted, and any proxies or written consents shall be solicited, in compliance with Charts' Articles of Incorporation and Bylaws, both as amended, and applicable law. Charts will not put any proposal up for the vote of its shareholders (as part of the Charts Shareholders' Vote or otherwise) other than the proposal to approve this Agreement and the Merger, without obtaining MarketWatch's prior written consent to do so, which consent will not be unreasonably withheld, consistent with the provisions, purposes and intent of this Agreement. Concurrently with the execution of this Agreement, Charts will cause the persons and entities listed on Schedule 3.22 to the Charts Disclosure Letter to execute Voting Agreements and Irrevocable Proxies in favor of the Merger.

                (b) Subject to Section (c) below: (i) the Board of Directors of Charts shall unanimously recommend that the Charts' shareholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Charts Shareholders' Vote; (ii) the Information Statement shall include a statement to the effect that the Board of Directors of Charts has unanimously recommended that Charts' shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Charts Shareholders' Vote; and (iii) neither the Board of Directors of Charts nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to MarketWatch, the unanimous recommendation of the Board of Directors of Charts that the Charts' shareholders vote in favor of and adopt and approve this Agreement and the Merger. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to MarketWatch if said recommendation shall no longer be unanimous, provided that, for all purposes of this Agreement, an action by any Board of Directors or committee thereof shall be unanimous if each member of such Board of Directors or committee has approved such action other than (i) any such member who has appropriately abstained from voting on such matter because of an actual or potential conflict of interest and (ii) any such member who is unable to vote in connection with such action as a result of death or disability.

                (c) Nothing in this Agreement shall prevent the Board of Directors of Charts from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior Offer (as defined below) is made to Charts, (ii) Charts shall have provided written notice to MarketWatch (a "NOTICE OF SUPERIOR OFFER") advising MarketWatch that Charts has received a Superior Offer, specifying the material terms and conditions of such Superior Offer and identifying the person or entity making such Superior Offer, (iii) MarketWatch shall not have, within five (5) business days of MarketWatch's receipt of the Notice of Superior Offer, made an offer that the Charts Board of Directors by a majority vote determines in its good faith judgment (based on the written advice of its financial adviser) to be at least as favorable to the Charts' shareholders as such Superior Proposal (it being agreed that the Charts' Board of Directors shall convene a meeting to consider any such offer by MarketWatch promptly following the receipt thereof), (iv) the Board of Directors of Charts concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Charts to comply with its fiduciary obligations to the Charts' shareholders under applicable law and (v) Charts shall not have violated any of the restrictions set forth in Section 5.10 or this Section 5.5. Charts shall provide MarketWatch with at least three business days prior notice (or such lesser prior notice as provided to the members of Chart's Board of Directors but in no event less than twenty-four hours) of any meeting of Chart's Board of Directors at which the Charts' Board of Directors is reasonably expected to consider any Alternative Transaction (as defined in Section 5.10 below). Subject to applicable laws, nothing contained in this
Section 5.5 shall limit Chart's obligation to hold and convene the Charts Shareholders' Vote (regardless of whether the unanimous recommendation of the Board of

                Directors of Charts shall have been withdrawn, amended or modified). For purposes of this Agreement, "SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (1) a merger or consolidation involving Charts pursuant to which the shareholders of Charts immediately preceding such transaction hold less than 40% of the equity interest in the surviving or resulting entity of such transaction or (ii) the acquisition by any person or group (including by way of a tender offer or any exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving Charts), directly or indirectly, of ownership of 100% of the then outstanding shares of capital stock of Charts, on terms that the Board of Directors of Charts determines, in its reasonable judgment (based on the written advice of its financial adviser) to be more favorable to the Charts' shareholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the reasonable judgment of the Charts' Board of Directors (based on the advice of its financial adviser) to be obtained by such third party on a timely basis.

        5.6 Information Statement. Charts will cause the Information Statement to be sent to the shareholders of Charts in connection with the Charts Shareholders' Vote to be delivered to each shareholder of Charts within a reasonable time (and at least fourteen (14) calendar days) prior to the taking of Charts Shareholders' Vote and in all cases within any time period required by Charts' Articles of Incorporation and Bylaws, each as amended, and/or required by applicable law. Charts will be solely responsible for any statement, information or omission in the Information Statement to be sent to the shareholders of Charts in connection with the Charts Shareholders' Vote, and information supplied or to be supplied by or on behalf of Charts that relates to Charts in the Information Statement to be provided to the shareholders of Charts in connection with the Charts Shareholders' Vote will, as of the date such Information Statement is first provided to the shareholders of Charts, conform to the representation made by Charts in Section 3.26; provided, however, that Charts shall not be responsible for (and MarketWatch shall be responsible for) any statement, information or omission (including without limitation information relating to MarketWatch) that was expressly supplied by MarketWatch for use in the Information Statement that is contained in the Information Statement, so long as such statement or information is not changed from the form in which it was provided by MarketWatch to Charts for inclusion in the Information Statement (unless MarketWatch expressly approves such change in writing in conformity with MarketWatch's representation in Section 4.8).

        5.7 Regulatory Approvals. Charts will promptly execute and file, or join in the execution and filing, of any application, notification or any other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether federal, state, local or foreign, which may be reasonably required, or which MarketWatch may reasonably request, in connection with the consummation of the Merger or any other transactions contemplated by this Agreement or any Charts Ancillary Agreement. Charts will use its best efforts to obtain, and to cooperate with MarketWatch to promptly obtain, all such authorizations, approvals and consents.

        5.8 Necessary Consents. Charts will use its commercially reasonable best efforts to promptly obtain such written consents and authorizations of third parties, give notices to third parties and take such other actions as may be necessary in addition to those set forth in the foregoing Sections of this Article 5 in order to effect the consummation of the Merger and the other transactions contemplated by this Agreement and to enable MarketWatch to carry on Charts' business immediately after the Effective Time.

        5.9 Litigation. Charts will notify MarketWatch in writing promptly after learning of any claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or known by it to be threatened against Charts or any of their officers, directors, employees or shareholders in their capacity as such.

        5.10 No Other Negotiations. During the time period commencing on the Agreement Date and ending on the earlier to occur of (a) termination of this Agreement in accordance with the provisions of Article 10 or (b) the Effective Time, Charts will not, and Charts will not authorize, encourage or permit any officer, director, employee, shareholder, affiliate or agent of Charts or any subsidiary of Charts or any other person on Charts' or their behalf to, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of, any offer or proposal from any party concerning any Alternative Transaction (as defined below) or take any other action that could reasonably be expected to lead to an Alternative Transaction or a proposal therefor; (ii) consider any inquiry, offer or proposal received from any party concerning any Alternative Transaction; (iii) furnish any information regarding Charts to any person or entity in connection with or in response to any inquiry, offer or proposal for or regarding any Alternative Transaction; (iv) participate in any discussions or negotiations with any person or entity for the purpose of considering or pursuing any Alternative Transaction; (v) otherwise cooperate with, facilitate or encourage any effort or attempt by any person or entity (other than MarketWatch) to effect any Alternative Transaction; or (vi) execute, enter into or become bound by any letter of intent, agreement, commitment or understanding between Charts and any third party that is related to, provides for or concerns any Alternative Transaction, provided, however, that after receipt of an unsolicited, written, bona fide Acquisition Proposal that the Board of Directors of Charts reasonably concludes may constitute a Superior Offer, Charts may discuss such Superior Offer the sole purpose of which is to elicit clarifications as to the material terms of the Acquisition Proposal so as to enable the Board of Directors of Charts to make a determination whether such Acquisition Proposal is in fact a Superior Offer (it being agreed that any discussions with such party shall be limited to the purpose of clarifying the material terms of such Acquisition Proposal and neither Charts nor its Board of Directors shall negotiate any terms of such proposal nor solicit or encourage any new Acquisition Proposal or any change to the Acquisition Proposal, and it being further agreed that Charts shall provide MarketWatch with a copy of any correspondence delivered pursuant to this Section 5.10 at least 24 hours prior to sending such correspondence to any third party). Charts will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director, employee or shareholder of Charts or any investment banker, attorney or other advisor or representative of Charts shall be deemed to be a breach of this Section 5.10 by Charts.

        For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by MarketWatch) relating to any Alternative Transaction. As used herein, the term "ALTERNATIVE TRANSACTION" means any commitment, agreement or transaction involving or providing for (a) the possible disposition of all or any substantial portion of Charts' business, assets or capital stock, whether by way of merger, consolidation, sale of assets, sale of stock, stock exchange, tender offer and/or any other form of business combination or (b) any initial public offering of capital stock or other securities of Charts pursuant to a registration statement filed under the 1933 Act.

        In addition to the obligations of the Company set forth in paragraph (a) of this Section 5.10, the Company as promptly as practicable shall advise MarketWatch orally and in writing of any Acquisition Proposal or any request for non-public information or inquiry which Charts reasonably believes would lead to an Acquisition Proposal or to any Acquisition Transaction, the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the person or group making any such Acquisition Proposal, request or inquiry. Charts will keep MarketWatch informed as promptly as practicable in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal, request or inquiry.

        5.11 Access to Information. From the Agreement Date until the Closing, Charts will allow MarketWatch and its agents access to the files, books, records, technology, contracts, personnel and offices of Charts, including, without limitation, any and all information relating to Charts' taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition. Charts will cause its accountants to cooperate with MarketWatch and its agents in making available all financial information reasonably requested by MarketWatch, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

        5.12 Satisfaction of Conditions Precedent. Charts will use its commercially reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Articles 8 and 9, and Charts will use its diligent efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with this Agreement.

        5.13 Blue Sky Laws. Charts will use its best efforts to assist MarketWatch to the extent necessary to comply with the securities and "blue sky" laws of all jurisdictions which are applicable in connection with the Merger.

        5.14 Charts Dissenting Shares. As promptly as practicable after the date of Charts Shareholders' Vote and prior to the Closing Date, Charts will furnish MarketWatch with the name and address of each holder (or potential holder) of any Charts Dissenting Shares (if any) and the number of Charts Dissenting Shares (or potential Charts Dissenting Shares) owned by each such holder.

        5.15 Termination of Registration and Voting Rights. All registration rights agreements and voting agreements and proxies applicable to or affecting any outstanding shares or other securities of Charts (other than the Voting Agreements and the related Irrevocable Proxies referred to in Section 3.22) will be terminated and canceled by no later than immediately prior to the Effective Time.

        5.16 Termination of Charts Benefit Arrangements. Upon the request of MarketWatch, Charts shall terminate any Charts Benefit Arrangements immediately prior to the Effective Time as well as any agreements with a professional employer organization or other entity with which Charts contracts that provides individuals who provide services to Charts with employee benefits. In particular, and without limiting the provisions of the preceding sentence, Charts hereby agrees to terminate the Charts 401(K) plan effective immediately prior to the Effective Time.

        5.17 Exercise of Charts Other Securities. Charts shall use its best efforts to cause each and every holder of any Charts Other Security to exercise or convert each such Charts Other Security in full in accordance with its terms prior to the Effective Time so that no Charts Other Securities are outstanding immediately prior to the Effective Time; provided that Charts will not be required to incur any material expenditure in order to comply with its obligations under this Section.

        5.18 Bank Accounts and Insurance. As soon as practicable after the Agreement Date, Charts shall deliver to MarketWatch a true and complete written list of (a) the names and locations of all banks, trusts, companies, savings and loan associations and other financial institutions at which Charts maintains deposit account or other accounts of any nature, the names of all persons then authorized to draw on, or make withdrawals from, such accounts and the amount of any funds then on deposit therein and the amount of debt, if any, owing thereto by the Company; and (b) all insurance policies held by Charts, together with the name of the insurer under each policy, the policy coverage amount and next renewal date.

        5.19 Stockholder Approval. Charts shall use its best efforts to have this Agreement approved by such percentage of Charts' outstanding voting securities as is required by the terms of Section 280G(b)(5)(B) of the Code to avoid the treatment of any payment or benefit under any contract, agreement or other arrangement, including those entered into in connection with this Agreement, the Merger and the transactions contemplated hereby, as a parachute payment under the federal tax laws, and to cause such stockholder approval to have been obtained in a manner which satisfies all applicable requirements of
Section 280(G)(b)(5)(B) of the Code and the proposed Treasury Regulations thereunder, including (without limitation) Q-7 of Section 1.280G-1 of such proposed regulations.

        5.20 Amendments to Employee Stock Option Agreements. Charts will use its best efforts to obtain from each holder of a Charts Option a waiver, which waiver shall not require the payment of additional cash or the grant of additional stock options, of any terms providing for the acceleration of the vesting or exercisability of such Charts Option in connection with the Merger (such provisions are referred to herein as "ACCELERATION PROVISIONS").

                                    ARTICLE 6
                              MARKETWATCH COVENANTS

        During the time period from the Agreement Date until the earlier to occur of (i) the Effective Time or (ii) the termination of this Agreement in accordance with Article 10, MarketWatch covenants and agrees with Charts as follows:

        6.1 Advice of Changes. MarketWatch will promptly advise Charts in writing of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of MarketWatch or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, to be untrue or inaccurate in any material respect.

        6.2 Regulatory Approvals. MarketWatch will promptly execute and file, or join in the execution and filing, of any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, federal, state, local or foreign, which may be reasonably required, in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and the MarketWatch Ancillary Agreements and Sub Ancillary Agreements in accordance with the terms of this Agreement. MarketWatch will use diligent efforts to obtain all such authorizations, approvals and consents.

        6.3 Necessary Consents. MarketWatch will use its best efforts to promptly obtain such written consents and authorizations of third parties, give notices to third parties and take such other actions as may be necessary in addition to those set forth in the foregoing Sections of this Article 6 in order to effect the consummation of the Merger and the other transactions contemplated by this Agreement.

        6.4 Access to Information. At Charts' request, appropriate MarketWatch executive officers will meet with Charts executive officers to provide due diligence information to Charts executive officers, subject to the compliance by Charts and such Charts executive officers with MarketWatch's insider trading policies.

        6.5 Satisfaction of Conditions Precedent. MarketWatch will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Articles 8 and 9, and MarketWatch will use its best efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with this Agreement.

        6.6 Advice of Certain Litigation. MarketWatch will notify Charts in writing promptly after learning of any claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against MarketWatch, or known by MarketWatch to be threatened against Charts or any of their officers, directors, employees or shareholders in their capacity as such, if such claim, action, suit arbitration, mediation, proceeding or investigation
(i) relates to this Agreement or the Merger or (ii) that if determined adversely would reasonably be expected to have a Material Adverse Effect on MarketWatch.

        6.7 Benefit Plans. Provided that Charts terminates any Charts Benefit Arrangement and any contract pursuant to which individuals who provide services to Charts are provided employee benefits at MarketWatch's request as provided in Section 5.16, MarketWatch shall provide the same or a comparable benefit or plan to each employee of Charts as is provided by MarketWatch to MarketWatch's employees who are similarly situated (it being understood that this Section shall not obligate MarketWatch to grant stock options to purchase any particular number of shares of MarketWatch Common Stock or other equity securities to any employee of Charts). The MarketWatch benefit plans will, to the extent permitted by applicable law, give full credit for each participant's period of service with Charts prior to the Effective Time for all purposes for which past service credit is recognized under MarketWatch's benefit plans as in effect immediately prior to the Effective Time.

                                    ARTICLE 7
                                 CLOSING MATTERS

        7.1 The Closing. Subject to termination of this Agreement as provided in Article 10 below, the closing of the transactions to consummate the Merger (the "CLOSING") will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m., Pacific Standard Time on the day on which all conditions to the Closing shall have been satisfied or waived, or on such other day as MarketWatch and Charts may mutually agree on (the "CLOSING DATE"). Concurrently with the Closing, the Agreement of Merger (or a Certificate of Merger) will be filed with the Delaware Secretary of State, and the Agreement of Merger (and related officers' certificates) will be filed with the Minnesota Secretary of State.

        7.2     Exchange of Certificates.

                7.2.1 At the Closing or as soon thereafter as reasonably practicable, each Charts Shareholder will surrender the certificate(s) for such shares (each a "CHARTS CERTIFICATE"), duly endorsed to MarketWatch for cancellation as of the Effective Time together with the agreement and acknowledgment contemplated by the second sentence of Section 2.4.2 (the "ACKNOWLEDGMENT") executed by such holder. Promptly after the Effective Time and subject to the receipt by MarketWatch or its transfer agent of such Charts Certificates (or, in the case of a Charts Certificate that is lost or otherwise missing, either or both of the following documents, in the discretion of MarketWatch and/or its transfer agent; (a) a lost certificate insurance bond insuring MarketWatch against loss arising from such lost or missing Charts Certificate and/or (b) a lost certificate indemnity agreement executed by the holder of such lost or missing Charts Certificate in favor of MarketWatch and its transfer agent, each in form and substance reasonably acceptable to MarketWatch and its transfer agent) and the Acknowledgment executed by such holder, MarketWatch or its transfer agent will issue to each tendering holder of a Charts Certificate a certificate for the number of shares of MarketWatch Common Stock (an "MARKETWATCH CERTIFICATE") to which such holder is entitled pursuant to Section 2.1.2 (less the Escrow Shares of such holder that are to be withheld and placed in escrow pursuant to Section 2.4 and the Escrow Agreement) and MarketWatch or its transfer agent will pay by check to each tendering holder cash in the amounts payable to such holder in accordance with the provisions of Sections 2.1.2 and 2.1.4. At or about the Closing Date, MarketWatch will deliver the MarketWatch Certificates representing the Escrow Shares to the Escrow Agent pursuant to the Escrow Agreement. Each Charts Shareholder shall execute and deliver stock power (with medallion signature guarantees if requested by the Escrow Agent) for the MarketWatch Certificates escrowed as described above.

                7.2.2 No MarketWatch Certificates for shares of MarketWatch Common Stock issued pursuant to Section 2.1.2 and no cash payable under Section
2.1.2 or Section 2.1.4, and no dividends or distributions payable to holders of record of MarketWatch Common Stock after the Effective Time, will be paid to the holder of any unsurrendered Charts Certificate unless and until the holder of such unsurrendered Charts Certificate surrenders such Charts Certificate to MarketWatch as provided above (or, in the case of a Charts Certificate that is lost or otherwise missing, either or both of the following documents, in the discretion of MarketWatch and/or its transfer agent; (a) a lost certificate insurance bond insuring MarketWatch against loss arising from such lost or missing Charts Certificate and/or (b) a lost certificate indemnity agreement executed by the holder of such lost or missing Charts Certificate in favor of MarketWatch and its transfer agent, each in form and substance reasonably acceptable to MarketWatch and its transfer agent) together with the Acknowledgment executed by the former Charts shareholder. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Charts Certificate, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions theretofor paid with respect to MarketWatch Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

                7.2.3 After the Effective Time there will be no further registration of transfers on the stock transfer books of Charts or its transfer agent of any shares of capital stock of Charts that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Charts Certificates are presented for any reason, they will be canceled and exchanged as provided in this Section 7.2.

                7.2.4 Until Charts Certificates representing shares of Charts Common Stock that are outstanding immediately prior to the Effective Time are surrendered pursuant to Section 7.2.1 above, such Charts Certificates will be deemed, for all purposes, to evidence ownership of the number of shares of MarketWatch Common Stock and cash consideration into which such shares of Charts Common Stock will have been converted pursuant to Section 2.1.2.

                                    ARTICLE 8
                       CONDITIONS TO OBLIGATIONS OF CHARTS

         Charts' obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Charts, but only in a writing signed by Charts):

        8.1 Accuracy of Representations and Warranties. The representations and warranties of MarketWatch and Sub set forth in Article 4 (as qualified by the MarketWatch Disclosure Letter) or set forth in the MarketWatch Disclosure Letter (a) that are qualified as to materiality in Article 4 will be true and correct and (b) that are not qualified as to materiality in Article 4 shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties shall be true and correct on and as of such specified date or dates), and Charts will have received a certificate to such effect executed by an executive officer of MarketWatch.

        8.2 Covenants. MarketWatch will have performed and complied in all material respects with all of its covenants contained in Article 6 that are to be performed on or before the Closing (to the extent that such covenants require performance by MarketWatch on or before the Closing), and Charts will have received a certificate to such effect signed by an executive officer of MarketWatch.

        8.3 Requisite Approvals. The Merger and this Agreement shall have been duly and validly approved and adopted by Charts' shareholders, in accordance with applicable law and Charts' Articles of Incorporation and Bylaws. The principal terms of this Agreement and the issuance of shares of MarketWatch Common Stock in the Merger and the grant of MarketWatch Options upon conversion of Charts Options in the Merger will have been duly and validly approved and adopted by MarketWatch's Board of Directors in accordance with applicable law and MarketWatch's Certificate of Incorporation and Bylaws. The principal terms of this Agreement will have been approved and adopted by Sub's Board of Directors and sole stockholder in accordance with applicable law and Sub's Certificate of Incorporation and Bylaws.

        8.4 Compliance with Law; No Legal Restraints; No Litigation. No litigation or proceeding will be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Merger or any of the other material transactions contemplated by this Agreement. There will not be issued or enacted or adopted, or threatened in writing by any Governmental Authority, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action or proceeding, or any judgment or ruling by any court, arbitrator or Governmental Authority, that, directly or indirectly, challenges, threatens, prohibits, enjoins, restrains, suspends, delays, conditions or renders illegal or imposes limitations on (or involves a challenge, threat to, or a prohibition, injunction, restraint, suspension, delay or illegality of, or to impose limitations on) the Merger or any other material transaction contemplated by this Agreement.

        8.5 Government Consents. There will have been obtained at or prior to the Closing Date such permits or authorizations, and there will have been taken all such other actions by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the Merger, including but not limited to requirements under applicable federal and state securities laws.

        8.6 Registration Rights Agreement. MarketWatch shall have executed and delivered the Registration Rights Agreement.

        8.7 Escrow Agreement. Charts will have received a copy of the Escrow Agreement in the form of Exhibit D executed by MarketWatch and the Escrow Agent.

        8.8 Opinion of MarketWatch's Counsel. Charts will have received from Fenwick & West LLP, counsel to MarketWatch, an opinion substantially in the form of Exhibit I.

                                    ARTICLE 9
                    CONDITIONS TO OBLIGATIONS OF MARKETWATCH

        The obligations of MarketWatch hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by MarketWatch, but only in a writing signed by MarketWatch):

        9.1 Accuracy of Representations and Warranties. The representations and warranties of Charts set forth in Article 3 (as qualified by the Charts Disclosure Letter) or set forth in the Charts Disclosure Letter (a) that are qualified as to materiality in Article 3 will be true and correct and

(b) that are not qualified as to materiality in Article 3 shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties shall be true and correct on and as of such specified date or dates), and MarketWatch will have received a certificate to such effect executed by an executive officer of Charts.

        9.2 Covenants. Charts will have performed and complied in all material respects with all of its covenants contained in Article 5 on or before the Closing, and MarketWatch will have received a certificate to such effect signed by Charts' President and Chief Financial Officer.

        9.3 No Material Adverse Change. There will not have been any Material Adverse Change (as defined in Article 1) in the financial condition, properties, assets, liabilities, business, results of operations or operations of Charts and MarketWatch will have received a certificate to such effect signed by Charts' President and Chief Financial Officer.

        9.4 No Litigation; No Legal Restraints. No suit, action, litigation or proceeding will be threatened or pending: (a) for the purpose, or with the probable effect of, obtaining a Restraining Order, or otherwise restraining, enjoining, preventing the consummation of, or challenging, delaying, suspending, rendering or declaring illegal, or imposing limitations on, the Merger or any material transaction contemplated by this Agreement, the Agreement of Merger, any MarketWatch Ancillary Agreement, any Charts Ancillary Agreement, any Sub Ancillary Agreement; (b) for the purpose, or with the probable effect of, challenging or restraining the right of MarketWatch, Charts or any subsidiary of MarketWatch or Charts to own, retain, use or operate any of their products, properties or assets on or after consummation of the Merger or seeking a disposition or divestiture of any such products, properties or assets on or after consummation of the Merger; or (c) which could be reasonably expected to have a Material Adverse Effect on Charts. There will not be issued, outstanding, enacted, adopted or in effect any Restraining Order. As used herein, a "RESTRAINING ORDER" means (a) any temporary, preliminary or permanent injunction or restraining order or any other similar order, judgment, ruling, award or decree (including but not limited to any decree of specific performance) of any court, arbitrator or Governmental Authority or (b) any statute, law or regulation enacted or promulgated by any Governmental Authority, that, in either case, restrains, enjoins, prevents the consummation of, or challenges, delays, suspends, or renders or declares illegal, or imposes limitations on (i) the Merger or any other material transaction contemplated by this Agreement, any MarketWatch Ancillary Agreement, any Charts Ancillary Agreement or any Sub Ancillary Agreement, or (ii) challenges or restrains the right of MarketWatch, Charts or any subsidiary of MarketWatch or Charts to own, retain, use or operate any of their products, properties or assets on or after consummation of the Merger or seeks a disposition or divestiture of any such products, properties or assets on or after consummation of the Merger.

        9.5 Government Consents. There will have been obtained at or prior to the Closing Date such permits or authorizations, and there will have been taken all such other actions, as may be required to consummate the Merger by any governmental or regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken.

        9.6 Opinion of Counsel. MarketWatch will have received from Dorsey & Whitney LLP, counsel to Charts, an opinion substantially in the form of Exhibit J.

        9.7 Consents. MarketWatch will have received duly executed copies of all material third-party consents, approvals, assignments, waivers, authorizations or other certificates that are in form and substance reasonably satisfactory to MarketWatch and are referenced on Schedule 3.12 to the Charts Disclosure Letter.

        9.8 Requisite Approvals. This Agreement, the Merger and Charts Ancillary Agreements will have been duly and validly approved and adopted, as required by applicable law and Charts' Articles of Incorporation and Bylaws, by
(a) Charts' Board of Directors, and (b) a majority of the shares of Charts Common Stock that are issued and outstanding on the Record Date (as defined in Section 3.23).

        9.9 Limits on Dissenting Shares. No more than two percent (2%) of the outstanding shares of Charts Common Stock taken together will (a) not have affirmatively voted in favor of the Merger and the Agreement and (b) accordingly be eligible to exercise or perfect any statutory appraisal rights of dissenting shareholders under applicable law.

        9.10 Escrow Agreement. MarketWatch will have received a copy of the Escrow Agreement in the form of Exhibit D executed by the Escrow Agent and the Representative.

        9.11 Registration Rights Agreement; Investment Representation Letters; Exemptions Available. MarketWatch: (a) shall have received an executed counterpart of the Registration Rights Agreement and an Investment Representation Letter executed by each Charts Shareholder who, immediately prior to the Effective Time, owns any shares of Charts Common Stock, as constituted on the Agreement Date (unless all of such Charts Shareholder's shares of Charts Common Stock are Charts Dissenting Shares); (b) shall be reasonably satisfied that there are not more than thirty-five (35) Charts Shareholders (both on the Record Date and as of immediately prior to the Effective Time) who are not "accredited investors" within the meaning of Regulation D promulgated under the 1933 Act; or who do not have a "purchaser representative" as contemplated by, and who meets all the criteria of, Rule 501 of Regulation D promulgated under the 1933 Act and (c) shall be reasonably satisfied that the issuance of shares of MarketWatch Common Stock pursuant to Section 2.1.2 above is exempt from the registration requirements of the 1933 Act by virtue of the exemptions provided by Section 4(2) of the 1933 Act and/or Regulation D under the 1933 Act and any exemptions from the registration and/or qualification requirements of applicable state "blue sky" securities laws.

        9.12 Resignation of Directors. The directors of Charts in office immediately prior to the Closing Date (other than any such director who is designated in Section 2.5(g) to be a director of Charts immediately after the Effective Time) will have resigned as directors of the Surviving Corporation in writing effective as of the Effective Time.

        9.13 No Charts Other Securities. All Charts Other Securities, if any, will have been validly terminated or exercised in full and thereby converted into shares of Charts Common Stock in accordance with their current terms and conditions, so that no Charts Other Securities will be outstanding immediately prior to the Effective Time.

        9.14 Agreement to Offset. MarketWatch shall have received the written agreement of each holder of Charts Common Stock that shall have any outstanding debt or liability to Charts that any amounts payable to such holder hereunder may be reduced by the amount of such debt or liability outstanding at the Effective Time (including any interest accrued pursuant to the terms of such debt or liability).

        9.15 Termination of Charts Benefit Arrangements. Pursuant to Section 5.16, Charts shall have duly and effectively terminated such Charts Benefit Arrangements as MarketWatch shall have requested Charts to terminate in writing pursuant to documentation that is reasonably satisfactory in form and substance to MarketWatch.

        9.16 Employee Invention Assignments. MarketWatch shall have received from each current employee of Charts, a fully executed copy of an Employee Invention Assignment Agreement in the form of Exhibit K.

        9.17 Share Transfer. Immediately prior to the Effective Time and subsequent to the Charts Shareholder Vote, Ronny Apfel, Sholem Greenbaum and Hadar Pedhazur shall collectively be the record owners of at least 369,047 shares of Charts Common Stock, as adjusted for Capital Changes.

                                   ARTICLE 10
                            TERMINATION OF AGREEMENT

        10.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by the mutual written agreement of MarketWatch and Charts.

        10.2    Unilateral Termination.

                10.2.1 Either MarketWatch or Charts, by giving written notice to the other, may terminate this Agreement if a court of competent jurisdiction or other Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger.

                10.2.2 Either MarketWatch or Charts, by giving written notice to the other, may terminate this Agreement if the Merger shall not have been consummated by midnight Pacific Daylight Time on July 31, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section
10.2.2 shall not be available to any party whose failure to perform in any material respect any of its obligations or covenants under this Agreement results in the failure of any condition set forth in Article 8 or Article 9 or if the failure of such condition results from facts or circumstances that constitute a material breach of a representation or warranty made under this Agreement by such party, if the other party has performed in all material respects its obligations under this Agreement and if the representations and warranties of such other party to this Agreement are true and correct in all material respects as of the Termination Date.

                10.2.3 Either MarketWatch or Charts may terminate this Agreement at any time prior to the Closing if the other has committed (or, in the case of a termination by Charts, Sub has committed) a material breach of (a) any of its representations and warranties under Article 3 or Article 4 of this Agreement, as applicable; or (b) any of its covenants under Article 5 or Article 6 of this Agreement, as applicable, and has not cured such material breach within thirty (30) days after the party seeking to terminate this Agreement has given the other party written notice of the material breach and its intention to terminate this Agreement pursuant to this Section 10.2.3 (or, if such thirty
(30) day cure period would extend past the Termination Date, by the Termination
Date).

                10.2.4 MarketWatch, by giving written notice to Charts at any time prior to the adoption and approval of this Agreement and the Merger by the required vote of the Shareholders of Charts, may terminate this Agreement if a Triggering Event (as defined below) shall have occurred.

                For the purposes of this Agreement, a "TRIGGERING EVENT" shall be deemed to have occurred if: (1) the Board of Directors of Charts or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to MarketWatch its unanimous recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) Charts shall have failed to include in the Information Statement the unanimous recommendation of the Board of Directors of Charts in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the Board of Directors of Charts fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within ten (10) days after MarketWatch requests in writing that such recommendation be reaffirmed; or (iv) the Board of Directors of Charts or any committee thereof shall have approved or recommended any Acquisition Proposals.

        10.3 No Liability for Termination. Termination of this Agreement by a party (the "TERMINATING Party") in accordance with the provisions of this
Section 10 will not give rise to any obligation or liability (a) on the part of the Terminating Party on account of such termination or (b) to any party hereto who has not committed a breach of this Agreement.

        10.4 Survival. The parties' obligations to bear their own fees and expenses with respect to this Agreement as provided in Section 12.7 shall survive the termination of this Agreement in accordance with the provisions of this Article 10.

        10.5 Termination Fee. If, this Agreement (i) was not terminated pursuant to Section 10.1 or (ii) was not terminated by MarketWatch pursuant to
Section 10.2.1 or 10.2.2, and at any time after the Agreement Date until September 30, 1999, there is a consolidation or merger of Charts with or into any third party, or a sale, conveyance, or other disposition of all or substantially all of Charts' property or business to a third party, or Charts effectuates a transaction or series of transactions in which more than 50% of the voting power of Charts is disposed of, then Charts shall pay to MarketWatch (by wire transfer or cashier's check) a nonrefundable fee of five million dollars ($5,000,000) within ten (10) days of the effective date of such consolidation, merger, sale, conveyance, disposition or effectuation.

                                   ARTICLE 11
                  SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION
                       AND REMEDIES, CONTINUING COVENANTS

        11.1 Survival of Representations. All representations, warranties and covenants of Charts contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of MarketWatch, until that date (the "ESCROW RELEASE DATE") which is the earlier of
(i) the termination of this Agreement or (ii) the first (1st) anniversary of the Effective Time, whereupon such representations, warranties and covenants will expire; provided, however, that notwithstanding the foregoing, MarketWatch may seek recovery of (i) Special Damages (as defined below) at any time prior to the expiration of the applicable statute of limitations for the claim which seeks recovery of such Special Damages and (ii) Damages (as defined below) resulting from (A) any breach of the representations and warranties in clause (iii) of
Section 3.13.6 as such representations and warranties relate to the "BigCharts" name, (B) Charts' failure to have the valid right to exclusively use, possess, sell, reproduce, publicly display or license the "BigCharts" name, or (C) claims that the "BigCharts" name infringes or misappropriates the Intellectual Property Right of any other party ("TRADEMARK DAMAGES"), which right to seek indemnification hereunder will remain operative and in full force and effect until the second (2nd) anniversary of the Effective Time.

        11.2    Agreement to Indemnify. Subject to the provisions of Sections
11.3 and 11.4 below, (i) the Charts Shareholders who are not Principal Shareholders will (solely to the extent of their Escrow Shares for claims made under Section 11.2(a)) and (ii) the Principal Shareholders will, severally and not jointly indemnify and hold harmless MarketWatch and the Surviving Corporation and their respective officers, directors, agents, stockholders and employees, and each person, if any, who controls or may control MarketWatch or the Surviving Corporation within the meaning of the 1933 Act or the 1934 Act (each hereinafter referred to individually as an "INDEMNIFIED PERSON" and collectively as "INDEMNIFIED PERSONS"), from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs (hereinafter collectively referred to as "DAMAGES"), directly or indirectly incurred, resulting or and arising out of:

                (a) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Charts, Verticality or the Principal Shareholders in this Agreement, in the Charts Disclosure Letter, or in any certificate delivered by or on behalf of Charts, Verticality or the Principal Shareholders or an officer of Charts pursuant to any provision of Article 9 (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date);

                (b) any failure of a Principal Shareholder to have good, valid and marketable title to the issued and outstanding shares of Charts Common Stock held (or asserted to have been held) by such Principal Shareholder, free and clear of all liens, claims and encumbrances, or Verticality or a Principal Shareholder, to have the full right, capacity and authority to vote such person's shares of stock of Charts stock in favor of this Agreement, the Merger or any other transaction contemplated by this Agreement; or

                (c)     any Trademark Damages.

                Except with respect to claims arising from Special Damages (as defined below) and Trademark Damages, which claims may be raised after the Escrow Release Date, any claim of indemnity made by an Indemnified Person under this Section 11.2 must be raised in a writing delivered to the Escrow Agent by no later than the Escrow Release Date, and, if raised by such date, such claim shall survive the Escrow Release Date until final resolution of such claim. Any claim of indemnity arising from Trademark Damages made by an Indemnified Person after the Escrow Release Date under this Section 11.2 must be raised in a writing delivered to each of the Principal Shareholders no later than the second
(2nd) anniversary of the Closing Date, and if raised by such date, such claim shall survive the second (2nd) anniversary of the Closing Date until final resolution of such claim.

                MarketWatch shall indemnify and hold harmless any Principal Shareholder from and against any Damages arising out of performance of Charts' obligations set forth in Section 5.20, provided, however, that MarketWatch shall not be required to indemnify any such person for willful misconduct that constitutes fraud.

                Notwithstanding anything in this Agreement to the contrary, the Sellers shall not be obligated to indemnify the Indemnified Persons with respect to any Damages to the extent of any proceeds received in connection with such Damages by any Indemnified Person, and MarketWatch undertakes to use commercially reasonable efforts to pursue claims for insurance under the policies set forth in Schedule 3.20, provided, however, no Indemnified Person shall have any obligation to institute proceedings against any insurance carrier.

        11.3    Limitations and Exceptions to Indemnification.

                11.3.1 As used herein, "SPECIAL DAMAGES" means Damages resulting from (a) any fraudulent conduct occurring prior to the Effective Time on the part of Charts or any officer, director, employee or agent, or shareholder of Charts, (b) any failure of a Principal Shareholder to have good, valid and marketable title to any issued and outstanding shares of Charts Common Stock held (or asserted to have been held) by such Principal Shareholder, free and clear of all liens, claims and encumbrances, or have the full right, capacity and authority to vote such person's shares of Charts Common Stock in favor of this Agreement, the Merger and the other transactions contemplated by this Agreement or (c) any breach of the representations and warranties in Sections 3.7.

                Nothing contained in Section 11.3.1 or elsewhere in this Agreement shall limit or restrict any rights of MarketWatch or any other Indemnified Person against (a) any Charts Shareholder or any other person with respect to any fraudulent conduct, act or omission by such Charts Shareholder or such other person, or (b) any Charts Shareholder, with respect to the failure of such Charts Shareholder to have good, valid and marketable title to any issued and outstanding shares of Charts Common Stock held (or asserted in the Charts Disclosure Letter to have been held) by such Charts Shareholder, free and clear of all liens, claims and encumbrances, or to have the full right, capacity and authority to vote such person's shares of stock of Charts Common Stock in favor of this Agreement, the Merger or any other transaction contemplated by this Agreement.

                11.3.2 In seeking indemnification from a Charts Shareholder which is not a Principal Shareholder, the Indemnified Persons will exercise their remedies solely with respect to the escrow shares and any other assets deposited in escrow pursuant to the Escrow Agreement and no Charts Shareholder who is not a Principal Shareholder will otherwise have any liability to an Indemnified Person under Section 11.2(a) of this Agreement. The maximum liability for a Principal Shareholder under Section 11 shall be limited to the product of (A) sum of (i) the number of shares of MarketWatch Common Stock received by him, her or it in the Merger in exchange for his, her or its securities of Charts and (ii) the number of shares of MarketWatch Common Stock subject to Charts Options, Charts Warrants or Charts Other Securities held by him, her or it and exchanged or assumed in connection with the Merger times (B) the MarketWatch Per Share Price. In seeking indemnification from a Principal Shareholder, the Indemnified Persons will exercise their remedies solely with respect to (i) the escrow shares and any other assets deposited in escrow pursuant to the Escrow Agreement, (2) the Indemnity Shares including any dividends, distributions or other payments made with respect to such Indemnity Shares and/or (3) the aggregate cash proceeds to such Principal Shareholder resulting from the sale of any Indemnity Shares, after taking into account any taxes payable with respect to the sale of such Indemnity Shares ("INDEMNITY PROCEEDS").

                As used herein, "INDEMNITY SHARES" means the number of shares of MarketWatch Common Stock received by a Principal Shareholder in the Merger plus the number of shares of MarketWatch Common Stock subject to Charts Options, Charts Warrants or Charts Other Securities held by him, her or it and exchanged or assumed in connection with the Merger less the Initial Unlocked Shares, as adjusted for any Capital Changes. The Indemnity Shares shall not include any shares subject to MarketWatch Options held by a Principal Shareholder which options are unvested and subsequently canceled as a result of termination of a Principal Shareholder's employment pursuant to the terms of such Principal Shareholder's Employment Agreement and related stock option agreement.

                11.3.3 The indemnification provided for in Section 11.2 shall not apply unless and until the aggregate cumulative Damages for which one or more Indemnified Persons have sought indemnification under this Section, exclusive of legal fees, exceeds two hundred fifty thousand dollars ($250,000) (the "BASKET") and then the indemnification shall extend to the amount of such cumulative Damages in excess of one hundred thousand dollars ($100,000).

        11.4    Indemnification Procedures.

                11.4.1 Promptly after MarketWatch becomes aware of the existence of any potential claim by or in respect of a third party (a "THIRD PARTY CLAIM") for indemnity from the Principal Shareholders or the other Charts Shareholders (the "INDEMNITORS") under Section 11.2, MarketWatch will notify the Principal Shareholders and, if such notice is delivered during the Escrow Period, the Representative, of such potential claim in accordance with the Escrow Agreement (including in any case copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). The failure of MarketWatch to give, or delay by MarketWatch in giving, such notice will not affect any rights or remedies of an Indemnified Person hereunder with respect to indemnification for Damages except to the extent Indemnitors' ability to defend the claim is prejudiced thereby.

                11.4.2 Any Indemnitor will have the right to defend at its own cost the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Person so long as (A) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (B) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Person, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Person, provided, however, that in such instance, the Indemnified Persons will not consent to the entry of any judgment or enter into any settlement with respect thereto without the prior written consent of the Principal Shareholders (not to be unreasonably withheld), and (C) the Indemnitor conducts the defense of the Third Party Claim actively and diligently with counsel conducting such defense that is reasonably acceptable to the Indemnified Persons.

                11.4.3 So long as the Indemnitor is conducting the defense of the Third Party Claim in accordance with Section 11.4.2 above, (A) the Indemnified Person may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Person will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Principal Shareholders (not to be withheld unreasonably), and (C) the Indemnitors will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Person (not to be withheld unreasonably).

                11.4.4 In the event any of the conditions in Section 11.4.2 above is or becomes unsatisfied, however, the Indemnified Person may defend against, and consent to the entry of any judgment or enter into any settlement with respect to (subject to the provisions of clause (B) of Section 11.4.2), the Third Party Claim in any manner it reasonably may deem appropriate provided, however, the Indemnified Person shall consult with Principal Shareholders in connection with any such entry of judgment or settlement, and (B) the Indemnitors will remain responsible for any Damages the Indemnified Person may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 11.

        11.5 Notice and Payment of Claims. Any claim for Damages will be resolved as follows:

                11.5.1. Uncontested Claims. In the event that, within ten (10) calendar days after the notice containing a statement of the claimed Damages is sent to the Principal Shareholders and, if applicable, the Escrow Agent pursuant to Section 11.4, and the Principal Shareholders or the Representative do not contest such Damages in writing to MarketWatch and the Escrow Agent, if such notice is delivered during the Escrow Period (an "UNCONTESTED CLAIM"), (i) the Escrow Agent will immediately instruct MarketWatch's transfer agent to transfer to MarketWatch (promptly after any cancellation and reissuance of share certificates for Escrow Shares by MarketWatch's transfer agent that is necessary for transfer agent to effect such transfer) for cancellation and forfeiture that number of Escrow Shares having a value (determined pursuant to Section 11.5.3) equal to the amount of Damages specified in the notice, which canceled Escrow Shares will be taken from and forfeited by the Charts Shareholders pro rata in proportion to their respective percentage interests in the Escrow Shares as set forth in an attachment to the Escrow Agreement, (ii) if there no longer remain any Escrow Shares, the Principal Shareholders shall surrender to MarketWatch that number of Indemnity Shares having a value (determined pursuant to Section 11.5.3) equal to the equal to such Principal Shareholder's pro rata share of the Damages specified in the notice, subject to the Principal Shareholders election to pay cash in lieu of forfeiting such Indemnity Shares set forth in Section 11.5.3, or (iii) if there no longer remain any Escrow Shares or Indemnity Shares, an amount of Indemnity Proceeds equal to such Principal Shareholder's pro rata share of the Damages specified in the notice.

                11.5.2. Contested Claims. In the event that the Principal Shareholders or, if applicable, the Representative, give MarketWatch and, if applicable, Escrow Agent written notice contesting all or any portion of a notice (a "CONTESTED CLAIM") within the ten (10) day period specified in Section
11.5.1 then: (i) such Contested Claim will be resolved prior to the expiration of the Escrow Period or as soon thereafter as is possible, by either (A) a written settlement agreement executed by MarketWatch, the Principal Shareholders and, if the notice is delivered prior to the Escrow Release Date, the Representative or (B) in the absence of such a written settlement agreement, by binding arbitration between MarketWatch, the Principal Shareholders and, if the notice is delivered prior to the Escrow Release Date, the Representative in accordance with the terms and provisions of Section 12.1. Any portion of the notice that is not contested will be resolved as an Uncontested Claim in accordance with Section 11.5.1.

                11.5.3. Determination of Payment. Any amount of Damages incurred by the Indemnified Persons and owed to the Indemnified Persons on account of a claim for Damages, determined pursuant to the foregoing provisions of this
Section 11.5, will be payable to the Indemnified Persons (i) first, out of the Escrow Shares (or the cash proceeds thereof) then held by Escrow Agent, and the forfeited Escrow Shares will be taken from and forfeited by the Charts Shareholders pro rata in proportion to their respective percentage interests in the Escrow Shares (or cash proceeds thereof) as set forth on an attachment to the Escrow Agreement and (ii) second, out of the Indemnity Shares and any Indemnity Proceeds; provided that in lieu of forfeiture of such Escrow Shares or Indemnity Shares, a Charts Shareholder or Principal Shareholder may elect to pay cash to the Indemnified Persons or, if applicable, the Escrow Agent, in an amount equal to the value of the Indemnity Shares or, if applicable, the Escrow Shares, which would have been forfeited on account of such claim for Damages. For purposes of determining the number of Indemnity Shares shall be reduced, or if applicable, Escrow Shares to be distributed to a Charts Shareholder paying cash in satisfaction of claims for Damages hereunder, such shares shall be deemed to have a per share value equal to the MarketWatch Closing Price Per Share. Other than with respect to valuation of Indemnity Shares or, if applicable, Escrow Shares, to be distributed to a Charts Shareholder on account of cash payments described above, for purposes of this Agreement, Indemnity Shares, or if applicable, Escrow Shares, will be deemed to have a per share value equal to the greater of (i) the MarketWatch Closing Price Per Share, or
(ii) the MarketWatch Subsequent Price Per Share, as adjusted to reflect any Capital Change (the "SETTLEMENT PRICE"). The number of Indemnity Shares or, if applicable, Escrow Shares, to be forfeited by Charts Shareholders and transferred to MarketWatch in satisfaction of a claim for Damages will be the amount of such Damages divided by the Settlement Price.

                                   ARTICLE 12
                                  MISCELLANEOUS

        12.1 Governing Law; Dispute Resolution. The internal laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any dispute hereunder ("DISPUTE") shall be settled by arbitration in San Francisco County, California, and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA RULES") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Dispute.

                12.1.1 Compensation of Arbitrator. Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

                12.1.2 Selection of Arbitrator. The American Arbitration Association will have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with Delaware contract law; provided, however, that such lawyers cannot work for a firm then performing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. In the event that the foregoing procedure is not followed, each party will choose one person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the American Arbitration Association the person who will act as the arbitrator.

                12.1.3 Payment of Costs. MarketWatch and the Charts Shareholders will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will award to the prevailing party, as determined by the arbitrator, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party.

                12.1.4 Burden of Proof. For any Dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

                12.1.5 Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

                12.1.6 Terms of Arbitration. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                12.1.7 Exclusive Remedy. Except as specifically otherwise provided in this Agreement, arbitration will be the sole and exclusive remedy of the parties for any Dispute arising out of this Agreement.

        12.2 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        12.3 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

        12.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

        12.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereunder will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

        12.6 Amendment and Waivers. Any term or provision of this Agreement may be amended only by the written consent of MarketWatch, Charts and the Principal Shareholders. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound by such waiver. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto as provided in this Section at any time before or after approval of this Agreement by the shareholders of Charts, but, after such approval, no amendment will be made which by applicable law requires the further approval of the shareholders of Charts without obtaining such further approval. At any time prior to the Effective Time, each of Charts and MarketWatch, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for its benefit contained herein. No such waiver or extension will be effective unless signed in writing by the party against whom such waiver or extension is asserted. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

        12.7 Expenses. Each party will bear its respective legal, auditors' and investment bankers' and financial advisors' fees and other expenses incurred with respect to this Agreement, the Merger and the transactions contemplated hereby.

        12.8 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

        12.9 Notices. All notices and other communications required or permitted under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by telecopier, five (5) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section:

                If to MarketWatch:

                        MarketWatch.com, Inc.
                        825 Battery Street
                        San Francisco, CA  94111
                        Attention: J. Peter Bardwick, Chief Financial Officer Fax Number: (415) 392-7053

                with a copy to:

                        Fenwick & West, LLP
                        Two Palo Alto Square, Suite 800
                        Palo Alto, CA  94306
                        Attention:  Jeffrey R. Vetter, Esq.

                If to Charts:

                        BigCharts, Inc.
                        123 North 3rd Street, Suite 300
                        Minneapolis, MN  55401
                        Attention:  Philip D. Hotchkiss
                        Fax Number:  (612) 338-0069
                with a copy to:

                        Dorsey & Whitney, LLP
                        220 South 6th Street
                        Minneapolis, MN 55402
                        Attention: Kenneth Cutler, Esq.
                        Fax Number:  (612) 340-8738

                if to the Principal Shareholders:

                At the address and facsimile number indicated on the signature page of this Agreement or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 12.9.

        12.10 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

        12.11 No Partnership. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other party. No party will hold itself out as having any authority or relationship in contravention of this Section.

        12.12 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

        12.13 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

        12.14 Public Announcement. Upon execution of this Agreement, MarketWatch and Charts will issue a press release approved by both parties announcing the Merger. Thereafter, MarketWatch may issue such press releases, provided that MarketWatch will provide BigCharts with a reasonable opportunity to review any such press release, and make such other disclosures regarding the Merger, as it determines are required under applicable securities laws or regulatory rules. Prior to the publication of such initial and mutually agreed press release, neither party will make any public announcement relating to this Agreement or the transactions contemplated hereby (except as may be required by law) and Charts will use its reasonable efforts to prevent any trading in MarketWatch Common Stock by its officers, directors, employees, shareholders and agents. Neither MarketWatch nor Charts will make any disclosures regarding this Agreement or the Merger that would jeopardize MarketWatch's ability to timely and lawfully issue the shares of MarketWatch Common Stock in the Merger pursuant to the exemptions described in Section 2.6.

        12.15 Confidentiality. Charts and MarketWatch each recognize that they have received and will receive confidential information concerning the other during the course of the Merger negotiations and preparations. Accordingly, Charts and MarketWatch each agree (a) to use its respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Merger and related transactions. The obligations of this section will not apply to information that (i) is or becomes part of the public domain, (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure,
(iii) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party or (iv) is required to be disclosed by law. If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party.

        12.16 Entire Agreement. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MARKETWATCH.COM, INC.                  BIGCHARTS, INC.


By:  /s/ Larry S. Kramer               By:  /s/ Philip D. Hotchkiss
     -------------------------------        ---------------------------------
Title:  Larry S. Kramer, CEO           Title: Philip D. Hotchkiss, President
                                              and CEO


BIG DOG ACQUISITION CORP.              PRINCIPAL SHAREHOLDERS


By:  /s/ J. Peter Bardwick             /s/ Philip D. Hotchkiss
     -------------------------------   --------------------------------------
Title: J. Peter Bardwick, President    Philip D. Hotchkiss

                                       Address:

                                       5589 Hyland Courts Drive
                                       --------------------------------------
                                       Street

                                       Bloomington, MN 55437
                                       --------------------------------------
                                       City, State and Zip Code

                                       Facsimile: (612) 338-0069
                                                 ----------------------------




            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                       PRINCIPAL SHAREHOLDERS



                                       /s/ Jamie J. Thingelstad
                                       -------------------------------------
                                       Jamie J. Thingelstad

                                       Address:

                                       110 W. Grant Street, #21J
                                       --------------------------------------
                                       Street

                                       Minneapolis, MN 55403
                                       --------------------------------------
                                       City, State and Zip Code

                                       Facsimile: (612) 338-0069
                                                 ----------------------------




            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                       PRINCIPAL SHAREHOLDERS



                                       /s/ Scott L. Kinney
                                       --------------------------------------
                                       Scott L. Kinney

                                       Address:

                                       3585 Elrene Road
                                       --------------------------------------
                                       Street

                                       Eagan, MN 55123
                                       --------------------------------------
                                       City, State and Zip Code

                                       Facsimile: (651) 686-4654
                                                 ----------------------------




            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                       PRINCIPAL SHAREHOLDERS



                                       /s/ David C. Malmberg
                                       --------------------------------------
                                       David C. Malmberg

                                       Address:

                                       10902 Mt. Curve Road
                                       --------------------------------------
                                       Street

                                       Eden Prairie, MN 55347
                                       --------------------------------------
                                       City, State and Zip Code

                                       Facsimile: (612) 942-0283
                                                 ----------------------------




            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.





                                       VERTICALITY BIGCHARTS INVESTMENT, LLC

                                       By: /s/ Ronny Apfel
                                           ----------------------------------
                                           Ronny Apfel

                                       Title: Managing Member
                                             --------------------------------

                                       Address:

                                       525 Washington Blvd., Suite 2401
                                       --------------------------------------
                                       Street

                                       Jersey City, NJ 07310
                                       --------------------------------------
                                       City, State and Zip Code

                                       Facsimile: (201) 222-0011
                                                 ----------------------------




            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                  PRINCIPAL SHAREHOLDERS

                                  WYNCREST CAPITAL, INC.

                                  /s/ David C. Malmberg
                                  --------------------------------------------
                                  David C. Malmberg

                                  Title: President
                                        --------------------------------------

                                  Address:

                                  801 Nicollet Mall, Midwest Plaza, Suite 1860
                                  --------------------------------------------
                                  Street

                                  Minneapolis, MN 55402
                                  --------------------------------------------
                                  City, State and Zip Code

                                  Facsimile: (612) 338-7332
                                            ----------------------------------




            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                       PRINCIPAL SHAREHOLDERS



                                       /s/ Ronny Apfel
                                       --------------------------------------
                                       Ronny Apfel

                                       Address:

                                       525 Washington Blvd., Suite 2401
                                       --------------------------------------
                                       Street

                                       Jersey City, NJ 07310
                                       --------------------------------------
                                       City, State and Zip Code

                                       Facsimile: (201) 222-0011
                                                 ----------------------------




            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                       PRINCIPAL SHAREHOLDERS



                                       /s/ Sholem Greenbaum
                                       --------------------------------------
                                       Sholem Greenbaum

                                       Address:

                                       1175 Park Avenue
                                       --------------------------------------
                                       Street

                                       New York, NY 10128
                                       --------------------------------------
                                       City, State and Zip Code

                                       Facsimile: (212) 722-0919
                                                 ----------------------------




            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                       PRINCIPAL SHAREHOLDERS



                                       /s/ Hadar Pedhazur
                                       --------------------------------------
                                       Hadar Pedhazur

                                       Address:

                                       29 Country Club Lane S.
                                       --------------------------------------
                                       Street

                                       Briar Cliff Manor, NY 10510
                                       --------------------------------------
                                       City, State and Zip Code

                                       Facsimile: (914) 923-0812
                                                 ----------------------------




            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                LIST OF EXHIBITS


Exhibit A                  Articles of Merger
Exhibits B 1-3             Employment Agreements
Exhibits C 1-3             Noncompetition Agreements
Exhibit D                  Escrow Agreement
Exhibit E                  Investment Representation Letter
Exhibit F                  Purchaser Questionnaire
Exhibit G                  Registration Rights Agreement
Exhibits H 1-6             Voting Agreements
Exhibit I                  Form of Opinion of Counsel to MarketWatch
Exhibit J                  Form of Opinion of Counsel to BigCharts
Exhibit K                  Form of Employee Invention Assignment Agreement